Exhibit 10.1

Execution Copy

SUBLEASE

This Sublease (the “Sublease”) is entered into effective as of September 9, 2019 (the “Effective Date”) by and between Allied Minds, LLC, a Delaware limited liability company (“Sublandlord”), and Catabasis Pharmaceuticals, Inc., a Delaware corporation (“Subtenant”).

RECITALS

A.                                    SPUS7 High Street, LP (“Prime Landlord”) as landlord, and Sublandlord, as tenant, are parties to a Lease dated as of December 31, 2015 (the “Prime Lease”), a copy of which is attached hereto as Exhibit A, pursuant to which Prime Landlord leased to Sublandlord certain premises on the 28th floor of the building located at 100 High Street, Boston, Massachusetts (the “Building”), consisting of approximately 11,472 rentable square feet and commonly referred to as Suite 2800 (the “Premises”), which Premises are more particularly described in the Prime Lease. Capitalized terms used and not defined in this Sublease shall have the meanings set forth in the Prime Lease.

B.                                    Sublandlord has agreed to sublet to Subtenant and Subtenant has agreed to sublet from Sublandlord the entire Premises (as defined in the Prime Lease), all on the terms and conditions set forth in this Sublease.

AGREEMENTS

NOW, THEREFORE, in consideration of the rents herein provided and of the covenants and agreements herein contained and intending to be legally bound hereby, Sublandlord and Subtenant hereby covenant and agree as follows:

1.                                      Subleased Premises.

(a)                                 Demise. Sublandlord hereby demises and subleases to Subtenant, and Subtenant hereby takes and subleases from Sublandlord, the entire Premises, as such term is used in the Prime Lease (referred to herein as the “Subleased Premises”), subject to and in accordance with the terms and provisions of this Sublease.

(b)                                 Common Areas. Subtenant shall have the right, as appurtenant to its sublease of the Subleased Premises during the Sublease Term (as defined in Section 2 below), to use the common areas of the Building (as described in the Prime Lease) in common with Sublandlord and other parties with rights thereto in accordance with and subject to the terms of the Prime Lease including without limitation the reservations therein contained.

2.                                      Sublease Term. For purposes of this Sublease, the “Sublease Commencement Date” shall be the later of (i) the date on which Sublandlord delivers full and exclusive possession of the Subleased Premises to Subtenant in the Delivery Condition (as that term is hereinafter defined); and (ii) the date on which Subtenant receives a fully-executed copy of the Prime Landlord’s Consent (as that term is hereinafter defined). Sublandlord shall use commercially reasonable good faith efforts to deliver full and exclusive possession of the Subleased Premises to Subtenant in the Delivery Condition to Subtenant on November 1, 2019. If for any reason the Sublease Commencement Date has not occurred on or before November 10, 2019, Subtenant shall receive an abatement of Monthly Base Rent of one (1) day of Monthly Base Rent for each day in the period commencing on November 10, 2019 and ending on the Sublease Commencement Date (“Monthly Base Rent Abatement”). If for any reason the Sublease Commencement Date has not occurred by December 31, 2019, Subtenant shall have the right to terminate this Sublease by written notice to Sublandlord, whereupon all letters of credit and other amounts paid by Subtenant hereunder shall be forthwith returned to Subtenant and this Sublease shall be void without recourse to the parties hereto. The term of this Sublease (the “Sublease Term”) shall commence on the Sublease Commencement Date, and end on the earlier of (i) July 31, 2022 or (ii) the termination of the Prime Lease (the “Sublease Expiration Date”), unless sooner terminated as a result of a Sublease Default (as that term is hereinafter defined) in accordance herewith.

3.                                      Sublease Rent; Security Deposit.

(a)                                 Subject to any Monthly Base Rent Abatement, commencing on the date which is sixty (60) days from the Sublease Commencement Date (“Sublease Rent Commencement Date”), and continuing throughout the Sublease Term, Subtenant shall pay to Sublandlord, without prior demand therefore, in advance on the first day of each calendar month, as monthly rent (“Monthly Base Rent”) the following:

Sublease Period	Monthly Base Rent
Sublease Rent Commencement Date - 12/31/2020	$60,706.00

01/01/2021-12/31/2021	$61,662.00

01/01/2022-07/31/2022	$62,618.00

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(b)                                 In addition to the Monthly Base Rent, Subtenant covenants and agrees to pay Sublandlord, commencing on January 1, 2021 with respect to Operating Expenses, and commencing on July 1, 2020 with respect to Taxes, and on the first day of each subsequent calendar month during the Sublease Term, as additional rent under this Sublease, an amount (which amount, together with the Monthly Base Rent and all other additional rent payable under this Sublease, shall be referred to herein as the “Sublease Rent”) equal to (i) Tenant’s Share of the amount by which Operating Expenses (as defined in the Prime Lease) exceed Operating Expenses for calendar year 2020 (January 1, 2020 — December 31, 2020) (the “Operating Expenses Base Year”), such amount to be apportioned for any portion of a calendar year (being January 1st thru December 31st) in which the Sublease Term expires; and (ii) Tenant’s Share of the amount by which Taxes (as defined in the Prime Lease) exceed Taxes for tax fiscal year 2020 (July 1, 2019 - June 30, 2020) (the “Tax Base Year”), such amount to be apportioned for any portion of a tax year (being July 1st thru June 30th) in which the Sublease Term expires. Subtenant shall also pay charges for utilities (including electricity) that are from time to time payable by Sublandlord to Prime Landlord during the Sublease Term for the Subleased Premises under the terms of the Prime Lease as well as all charges or costs incurred due to a request or direct action by Subtenant (i.e. work orders, additional cleaning services, etc.) which incur additional charges under the Prime Lease. Sublandlord and Subtenant agree that Subtenant shall not be responsible for or obligated to pay all or any portion of any financial obligations imposed on Sublandlord pursuant to the Prime Lease, except those expressly set forth in this Sublease. Any ambiguity in the terms of this Sublease shall be construed in accordance with such intention. All Sublease Rent shall be payable to Sublandlord at the address from time to time designated in writing by Sublandlord, without set-off, offset, abatement or deduction whatsoever. Sublease Rent shall be prorated for any partial calendar month at the beginning or end of the Sublease Term.

(c)                                  Concurrently with Subtenant’s execution and delivery of this Sublease, Subtenant shall deliver to Sublandlord a clean, irrevocable letter of credit in the amount of $364,236.00, which shall comply with, and may be drawn by Sublandlord in accordance with, the provisions of Exhibit C attached hereto (such letter of credit, together with any renewal or replacement thereof in accordance herewith, being referred to herein as the “Letter of Credit”). Sublandlord confirms and agrees that the letter of credit attached hereto as Exhibit D is acceptable in form and substance to Sublandlord. Upon Subtenant’s receipt of new funding for its business operations in excess of $15,000,000.00 (the “LOC Reduction Event”) and delivery to Sublandlord of notice of the occurrence of the LOC Reduction Event, the Subtenant may replace or amend the existing Letter of Credit with a new Letter of Credit (complying with all other terms of Exhibit C) in the amount of $121,412.00, or amend the original letter of credit to reduce the amount of the same to said amount, and in the event of a replacement, Sublandlord shall immediately return the original letter of credit to Subtenant.

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4.                                      Permitted Uses. Subtenant shall use the Subleased Premises solely for the Permitted Use under the Prime Lease and for no other purpose, all in accordance with and subject to the provisions of the Prime Lease. Subtenant shall use the common areas solely in accordance with the provisions of the Prime Lease.

5.                                      Condition of Subleased Premises.

(a)                                 Delivery Condition. Sublandlord and Subtenant agree that the Subleased Premises shall be delivered to Subtenant, and Subtenant accepts the Subleased Premises in their “as is, where is” condition as of the Effective Date, reasonable wear and tear excepted, except that the Subleased Premises shall be vacant, free of all personal property (except the Furniture (as that term is hereinafter defined)) and debris and in broom clean condition (the “Delivery Condition”). Subtenant acknowledges that no representations or warranties have been made to Subtenant with respect to the condition of the Subleased Premises, except as specifically set forth in this Sublease, and that Subtenant relied upon its own examination of the Subleased Premises in entering into this Sublease, except as expressly set forth herein.

(b)                                 Maintenance. Subtenant shall keep and maintain the Subleased Premises and all fixtures and equipment therein clean and in substantially in the same condition as existing upon their delivery to Subtenant hereunder, except for reasonable wear and tear, damage by fire or other casualty, or damage as a result of acts or omissions by Sublandlord or Prime Landlord, or their respective employees, agents and contractors.

(c)                                  Alterations. Subtenant shall not make any additions, alterations, changes or improvements to the Subleased Premises without the prior written consent of Sublandlord (which shall not be unreasonably withheld, conditioned or delayed) and, if required under the Prime Lease, the consent of Prime Landlord.

(d)                                 Signage. If necessary and after its own review and approval, Sublandlord shall reasonably cooperate, at no cost to Sublandlord, with Subtenant in obtaining any required consent by Prime Landlord for Subtenant signage. Any such signage for Subtenant shall be installed only with the prior approval of Sublandlord (which shall not be unreasonably withheld, conditioned or delayed) and (if applicable) Prime Landlord in accordance with the provisions of the Prime Lease.

(e)                                  Parking. Sublandlord shall provide Subtenant with Sublandlord’s rights to six (6) parking spaces in the parking facilities associated with the Building on the terms and conditions of the Prime Lease (the “Parking Spaces”). Subtenant shall be obligated to pay the then current rate for the Parking Spaces charged by Prime Landlord or its third-party vendor.

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(f)                                   Furniture. Sublandlord shall leave the furniture listed on Exhibit B (the “Furniture”) in the Subleased Premises and for Subtenant’s use at no additional cost or expense to Subtenant. The Furniture shall be provided to the Subtenant in its “as-is, where is” condition and Sublandlord is not providing any representations or warranties regarding its current condition. Subtenant represents to Subtenant that the Sublandlord owns the Furniture, lien free, and no third party has any right, title or interest in the Furniture. Sublandlord shall not remove, sell or otherwise interfere with Subtenant’s use of the Furniture during the Sublease Term. Provided the Subtenant complies with the terms of this Sublease, then on the Sublease Expiration Date, Sublandlord’s right, title and interest in the Furniture shall be transferred to Subtenant and Subtenant shall be responsible for removing the Furniture from the Subleased Premises in accordance with the requirements of the Prime Lease.

(g)                                  Telecommunications. Sublandlord agrees to reasonably cooperate (at no cost to Sublandlord) with Subtenant’s efforts to install telecommunications at the Subleased Premises in connection with the Permitted Use.

6.                                      Prime Lease Provisions.

(a)                                 Representations and Covenants by Sublandlord.

(i)                                     As of the Effective Date, Sublandlord represents and warrants to Subtenant that, (i) the Prime Lease attached hereto as Exhibit A is a true and correct and complete copy thereof, (ii) the Prime Lease has not been amended, modified or supplemented, and is in full force and effect, (iii) the term of the Prime Lease expires by its terms on July 31, 2022, (iv) there are no alterations, additions, installations, or other work in the Sublased Premises that Sublandlord is required to remove, and there is no restoration of or in the Subleased Premises that Sublandlord is required to perform, at the expiration or earlier termination of the Prime Lease; (v) Sublandlord has neither given nor received any notices of default to or from Prime Landlord, and to the best of its knowledge, neither Prime Landlord nor Sublandlord are in default under the Prime Lease (and no circumstances exist which, with the passage of time or giving of notice, or both, could ripen into a default by Prime Landlord or Sublandlord under the Prime Lease). The foregoing representations, and all other representations of Sublandlord under this Sublease shall be deemed repeated as of the Sublease Commencement Date;

(ii)                                  Sublandlord agrees to: (i) to timely perform all of its obligations under the Prime Lease; and not to do or fail to do (or suffer to be done) anything that, with the passage of time or the giving of notice, or both, could constitute a default under the Prime lease; (ii) not to modify or amend the Prime Lease in any way that might adversely affect

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the Sublease or Subtenant’s rights and privileges or Subtenant’s obligations or liabilities under the Sublease; and (iii) not to voluntarily cancel or terminate the Prime Lease.

(iii)                               Sublandlord shall promptly provide Subtenant with copies of all notices Sublandlord receives from Prime Landlord; and in the event of any notice of default, Subtenant shall, to the extent permitted under the Prime Lease, have the right (but not obligation) to cure the same and have Prime Landlord accept cure as if performed by Sublandlord;

(iv)                              Any limitation of Sublandlord’s recourse to Prime Landlord’s interest in the building should not apply to this Sublease, however any recovery by Subtenant against Sublandlord shall be expressly limited to the assets directly owned or held by Sublandlord and no liability shall extend to its officers, members, owners, managers or affiliated entities;

(v)                                 Upon written request by Subtenant, Sublandlord shall reasonably cooperate with Subtenant in obtaining any required consents or approvals from Prime Landlord.

(vi)                              Sublandlord shall not have the right to exercise any of the rights provided to the Prime Landlord under Section 9.01 or Section 10.01 of the Prime Lease to terminate the Prime Lease in the event of a casualty or condemnation.

(b)                                 Subordination, Etc. This Sublease shall be subject and subordinate in all respects to the Prime Lease and to all of its terms, covenants and conditions. Subtenant shall not do, or permit to suffer to be done, any act or omission by Subtenant, its agents, employees, contractors or invitees that is prohibited by the Prime Lease, or that would constitute a violation or default thereunder. Except to the extent expressly provided herein, the terms of the Prime Lease are incorporated into this Sublease provided however that Subtenant shall not have any direct rights to seek services from or bring an action against the Prime Landlord.

(c)                                  Termination of Prime Lease. If the Prime Lease is terminated during the Sublease Term for any reason, this Sublease shall terminate on the date of such termination of the Prime Lease, with the same force and effect as if such termination date had been specified in this Sublease as the expiration date hereof. Unless such termination is the result of (i) a Default by Sublandlord (as such term is defined in the Prime Lease) provided such Default is not the result of a Sublease Default or any act or omission of Subtenant or its agents, employees, or invitees, or (ii) a voluntary termination of the Prime Lease, Sublandlord shall have no liability to Subtenant in the event of such termination, notwithstanding the reason for such termination, including, without limitation, any such termination caused by the exercise of any termination right by Prime Landlord or Sublandlord under the Prime Lease, including without limitation on account of a casualty or

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condemnation. Notwithstanding the foregoing, Sublandlord agrees not to voluntarily terminate the Prime Lease.

(d)                                 Prime Landlord’s Obligations. Notwithstanding anything to the contrary in this Sublease or the Prime Lease, Sublandlord shall have no obligation to perform any of the terms, covenants and conditions contained in the Prime Lease to be performed by the Prime Landlord. Without limiting the foregoing, Sublandlord shall have no obligation to provide any or all of the services, utilities, parking, work alterations, repairs or maintenance to be provided by Prime Landlord under the Prime Lease, and Sublandlord shall in no way be liable to Subtenant for any failure of Prime Landlord to provide such services, utilities, parking, work, alterations, repairs or maintenance; provided, however, Sublandlord shall use commercially reasonable efforts to cause Prime Landlord to fulfill and perform its obligations and to provide the services to be provided by the Prime Landlord under the Prime Lease.

(e)                                  Prime Landlord Consent. Except in connection with a request under Section 9 of this Sublease, whenever the consent of Prime Landlord is required under the Prime Lease, Subtenant shall obtain the consent of both Sublandlord and Prime Landlord, but in all instances Sublandlord shall grant its consent if Prime Landlord grants its consent. Sublandlord shall use commercially reasonable efforts to obtain Prime Landlord’s consent whenever such consent is required under the Prime Lease.

(f)                                   Consent to Sublease. Sublandlord and Subtenant acknowledge and agree that the effectiveness of this Sublease is conditioned upon and/or subject to the receipt from Prime Landlord of Prime Landlord’s written consent to this Sublease (“Prime Landlord’s Consent”). Sublandlord has requested Prime Landlord’s consent to this Sublease by providing on August 1, 2019 notice to Prime Landlord pursuant to Section 16.02 of the Prime Lease. Sublandlord shall use good faith efforts to obtain Prime Landlord’s Consent and shall keep Subtenant reasonably informed as to the status of the same. Promptly upon receipt of Prime Landlord’s Consent, Sublandlord and Subtenant shall promptly review and approve the same, such approval not to be unreasonably withheld, delayed or conditioned, and execute and deliver the Prime Landlord’s Consent. If for any reason Prime Landlord’s Consent has not been received, executed and delivered by Prime Landlord, Sublandlord and Subtenant on or before October 15, 2019, Subtenant shall have the right, upon written notice to Sublandlord, to terminate this Sublease, whereupon all letters of credit and other amounts paid by Subtenant hereunder shall be forthwith returned to Subtenant and this Sublease shall be void without recourse to the parties hereto.

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7.                                      Indemnity and Insurance.

(a)                                 Indemnification. Subtenant shall defend, save harmless, and indemnify Sublandlord from and against all matters set forth in Section 11.02 or other provisions of the Prime Lease, to the extent the same arise from either (i) Subtenant’s use or occupancy of the Subleased Premises or the common areas under this Sublease, or (ii) the negligence or willful misconduct of Subtenant or Subtenant’s contractors, licensees, invitees, agents, servants, independent contractors or employees. Sublandlord shall defend, save harmless, and indemnify Subtenant from and against all claims, costs, fees (including, without limitation, attorneys’ fees and court costs), expenses, damages, fines and penalties, to the extent the same arise from (i) the negligence or willful misconduct of Sublandlord or Sublandlord’s contractors, licensees, invitees, agents, servants, independent contractors or employees, or (ii) any material misrepresentation or any breach or default by Sublandlord under this Sublease. In connection with a default of the Sublease by Sublandlord, Subtenant shall have the right to seek claims, costs, fees (including, without limitation, attorneys’ fees and court costs), expenses, damages, fines, penalties, to the extent the same arise from Sublandlord’s default. In no event shall either party be liable to the other for consequential, indirect, exemplary, or punitive damages, except that Subtenant shall be liable for such damages Prime Landlord may impose under Section 11.02 of the Prime Lease in connection with a default by Subtenant under the terms hereof.

(b)                                 Insurance. Subtenant shall maintain all insurance required with respect to the Subleased Premises during the Sublease Term under the terms of the Prime Lease. Such insurance shall name Sublandlord and Prime Landlord as additional insureds. Subtenant shall furnish Sublandlord and Prime Landlord with certificates of insurance evidencing the coverages maintained by Subtenant with respect to the Subleased Premises in accordance with the Prime Lease. The provisions of Section 12.08 (Waiver of Subrogation) of the Prime Lease are incorporated by reference into this Sublease and shall apply as between Sublandlord and Subtenant.

8.                                      Notices. All notices, demands, or other communications under this Sublease shall be sent by personal delivery, by a national overnight courier service, or by certified mail to the following addresses (or to such other address(es) as either party may designate by notice to the other) and shall be deemed given when received:

To Sublandlord:                                                        Allied Minds, LLC

374 Congress Street

Boston, MA 02210

Attention: General Counsel

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To Subtenant:                                                                  Catabasis Pharmaceuticals, Inc.

100 High Street, Suite 2800

Boston, MA 02110

Attention: General Counsel

9.                                      Assignment and Subletting. Subtenant shall not, by operation of law or otherwise, assign, transfer or encumber this Sublease, nor sublet or permit the Subleased Premises or any part thereof to be used by any other person or entity without the prior written consent in each instance of both Sublandlord, whose consent shall not be unreasonably withheld, conditioned or delayed, and (if applicable) Prime Landlord, whose consent may be granted or withheld in accordance with the terms of the Prime Lease.

10.                               Fire or Casualty; Eminent Domain. In the event the Subleased Premises (or access thereto or systems serving the same) are the subject of a fire or other casualty or a taking by eminent domain that interferes with the use and enjoyment by Subtenant of a material portion of the Subleased Premises, Subtenant shall be entitled to an equitable adjustment of the Sublease Rent until tenantable occupancy is restored, to the extent such rent is abated under the Prime Lease.

11.                               Default. In the event that Subtenant shall fail to timely perform any of its obligations under this Sublease and such failure continues (i) in the case of a monetary default, for three (3) days after the due date, any Sublease Rent is due and payable by Subtenant under the Sublease, provided, however, on the first (1st) occasion with respect to such failure during any twelve (12) month period, Sublandlord shall furnish Subtenant with written notice of such failure and permit Subtenant a three (3) day period to cure such failure, or (ii) for three (3) days after notice from Sublandlord, in the case of any other monetary default, or (iii) in the case of any other obligation hereunder, if such failure or default continues for more than fifteen (15) days after delivery of written notice thereof (the foregoing shall be referred to herein as “Sublease Defaults”), Sublandlord shall have the right to terminate this Sublease by written notice to Subtenant and enforce, with respect to this Sublease and the Subtenant hereunder, any or all of the rights and remedies available to Prime Landlord under the Prime Lease on account of a default by the tenant thereunder.

12.                               Brokers. Sublandlord and Subtenant each warrants and represents to the other that it had no dealing with any broker or finder concerning the subletting of the Subleased Premises other than T3 Advisors (the “Broker”), which shall be compensated by the Sublandlord in accordance with a separate agreement between Broker and Sublandlord. Each party hereto agrees to indemnify and hold the other party harmless from any and all liabilities and expenses, including, without limitation, reasonable attorneys’ fees, arising out of claims against the other party by any other broker, consultant, finder or like agent, other

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than the Broker, claiming to have brought about this Sublease based upon the alleged acts of the indemnifying party.

13.                               Surrender of Subleased Premises. At the expiration or earlier termination of the Sublease Term, Subtenant shall quit and surrender the Sublease Premises substantially in the same condition as the Subleased Premises were in on the Sublease Commencement Date, reasonable wear and tear and damage by fire or other casualty or taking excepted. Without limitation of any of the foregoing, Subtenant shall on or before the expiration or termination of this Sublease, remove all of Subtenant’s personal property and repair any damage caused by such removal. If any personal property of Subtenant shall remain in the Subleased Premises after the termination of this Sublease, at the election of Sublandlord, (i) it shall be deemed to have been abandoned by Subtenant and may be retained by Sublandlord as its own property or (ii) such property may be removed and disposed of by Sublandlord at the expense of Subtenant. The rights of Sublandlord shall be in addition to the rights of Prime Landlord under Article 8 of the Prime Lease and Subtenant shall be responsible for all of the obligations of Tenant under such Article 8. Subtenant’s obligation to observe or perform under this Section shall survive the expiration or termination of this Sublease. Notwithstanding the foregoing, if Sublandlord is required to remove or restore any portion of the Subleased Premises prior to the surrender of the Subleased Premises to Prime Landlord to ensure compliance with the Prime Lease, Sublandlord, and not Subtenant, shall be solely responsible therefor. Sublandlord shall perform any such removal and restoration on weekends and during non-business hours during the last week of the Sublease Term, provided such work does not interfere with or disturb Subtenant’s use and occupancy of the Subleased Premises. Subject to the foregoing, Subtenant shall provide reasonable access to Sublandlord during such periods to effectuate such removal or restoration.

16.                               Miscellaneous.

(a)                                 This Sublease (i) contains the entire agreement of the parties with respect to the subject matter which it covers; (ii) supersedes all prior or other negotiations, representations, understandings and agreements of, by or between the parties with respect to the Subleased Premises or any portion thereof, which shall be deemed fully merged herein; (iii) shall be construed and governed by the laws of the State in which the Building is located; and (iv) may not be changed or terminated orally.

(b)                                 This Sublease may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same instrument. The Sublease may be executed by electronic (PDF, facsimile, etc.) means, such electronic signatures or electronic transmittal of signatures to be binding on the parties.

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(c)                                  The captions herein are inserted only as a matter of convenience and for reference and in no way define, limit, construe or describe the scope of this Sublease or the meaning or intent of any provision hereof.

(d)                                 This Sublease shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

(e)                                  The failure of Sublandlord or Subtenant to insist in any one or more instances upon the strict performance of any of the covenants, agreements, terms, provisions or conditions of this Sublease, or to exercise any election or option contained herein, shall not be construed as a waiver or relinquishment, in the future or in any other instance, of such covenant, agreement, term, provisions, condition, election or option.

(f)                                   No partner, member, shareholder, beneficial owner, officer, director, manager or other beneficial owner in either party hereto shall have any liability to the other party for any matters arising under or in connection with this Sublease.

[PAGE ENDS HERE — SIGNATURE PAGE TO FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Sublease as of the day and year first above written.

SUBLANDLORD:

ALLIED MINDS, LLC,
a Delaware limited liability company

By:	/s/ Joseph Pignato
	Name:	Joseph Pignato
	Title:	CO-CEO

SUBTENANT:

CATABASIS PHARMACEUTICALS, INC.,
a Delaware corporation

By:	/s/ Jill C. Milne
	Name:	Jill C. Milne
	Title:	CEO

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Exhibit A

Prime Lease

[SEE ATTACHED]

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OFFICE LEASE

by and between

SPUS7 HIGH STREET, LP,

a Delaware limited partnership,

as Landlord

and

ALLIED MINDS, LLC,

a Delaware limited liability company,

as Tenant,

Premises:

100 High Street

Suite 2800

Boston, Massachusetts 02110

OFFICE LEASE

This Office Lease (“Lease”) is dated effective and for identification purposes as of December 31, 2015, and is made by the parties hereinafter identified as Landlord and Tenant and upon the following terms and conditions:

ARTICLE 1 - BASIC LEASE PROVISIONS

1.01 Landlord’s Address for Notice:	SPUS7 High Street, LP
c/o CBRE Global Investors
515 South Flower Street, 31st Floor
Los Angeles, CA 90071-2233
Attn: Asset Mgr 100 High (Boston)

With a copy of all notices going to:	CBRE, Inc.
100 High Street, Suite 140
Boston, Massachusetts 02110
Attention: Property Manager

Rent payment address:	SPUS7 High Street LP
P.O. Box 75603
Baltimore, MD 21275-5603

1.02 Tenant and Address for Notice:	Prior to Occupancy Date:

ALLIED MINDS, LLC
33 Arch Street, Suite 3201
Boston, Massachusetts 02110
Attention: General Counsel

Subsequent to Occupancy Date:

ALLIED MINDS, LLC
100 High Street, Suite 2800
Boston, Massachusetts 02110
Attention: General Counsel

1.03                        Building: The building and improvements located at 100 High Street, Boston Massachusetts 02110, together with the land parcel on which it is constructed and all appurtenances thereto. The Building contains approximately 546,336 rentable square feet of space, which is the final agreement of the parties.

1.04                        Premises: Suite 2800 as shown on the floor plan attached hereto as Exhibit A. The Premises contains approximately 11,472 rentable square feet, which is the final agreement of the parties for the purpose of determining Base Rent.

1.05                        Commencement Date: The date of execution hereof.

1.06                        Term: Seventy-Two (72) full calendar months and any partial month following the Rent Commencement Date.

1.07                        Rent Commencement Date: August 1, 2016.

1.08                        Expiration Date: July 31, 2022 (i.e., the last day of the seventy-second (72nd) full calendar month following the Rent Commencement Date).

1.09                        Base Rent:

	Annual	Monthly
Dates	Base Rent / RSF	Installment of Base Rent
08/01/16 — 07/31/17	$60.50	$57,838.00
08/01/17 — 07/31/18	$61.50	$58,794.00
08/01/18 — 07/31/19	$62.50	$59,750.00
08/01/19 — 07/31/20	$63.50	$60,706.00
08/01/20 — 07/31/21	$64.50	$61,662.00
08/01/21 — 07/31/22	$65.50	$62,618.00

1.10                        Tenant’s Share: 2.10%, which amount is equal to the fraction (expressed as a percentage) determined by dividing the number of rentable square feet within the Premises by the number of rentable square feet within the Building. The Building contains approximately 546,336 rentable square feet of space, which is the final agreement of the parties and not subject to adjustment.

1.11                        Electrical Charge: Submetered and billed to Tenant on a monthly basis payable within thirty (30) days following delivery of an invoice therefor. The cost to install a submeter will be at Landlord’s expense. The Electrical Charge is in addition to the Operating Expenses (and the cost of electricity to leasable areas of the Building shall not be included in the definition of Operating Expenses).

1.12                        Base Year:

(a)              Expense Base Year: Operating Expenses actually applicable to calendar year 2016.

(b)              Tax Base Year: Taxes applicable to fiscal year 2017 (i.e., July 1, 2016 to June 30, 2017).

1.13                        Security Deposit: One Hundred Fifteen Thousand Six Hundred Seventy-Six and No/100ths Dollars ($115,676.00). The Security Deposit shall decline pursuant to the following schedule:

Reduction Effective Date	Amount Reduced	Amount Remaining
1st Day of Month 36	$115,676.00	$0.00

Notwithstanding the foregoing, the Security Deposit shall cease to decline for the balance of the Term of the Lease upon any event of default beyond any applicable notice and cure period. Further, any applicable Reduction Effective Date shall be delayed until such time as Tenant has not been late in the payment of Rent on more than one (1) occasion in the previous twelve (12) month period.

1.14                        Brokers:                                                  Landlord’s Broker - CBRE/New England

Tenant’s Broker — Mohr Partners

1.15                        Allowance: Four Hundred One Thousand Five Hundred Twenty and No/100ths ($401,520.00) (see the Work Letter which sets forth additional terms regarding the Allowance and applicable dates and terms regarding the delivery of the Premises).

1.16                        Permitted Use: General office uses in keeping with the first class nature of the Building.

1.17                        Parking Spaces: Six (6) parking spaces in such areas of the parking facilities associated with the Building as may be reasonably designated by Landlord from time to time (i.e., a ratio of 0.5/1,000 rentable square feet of space in the Premises) (“Parking Spaces”). None of the Parking Spaces shall be assigned or reserved, unless Tenant elects to lease any reserved Parking Spaces in which case Tenant shall pay the amount set forth in Section 1.18 for each reserved Parking Space. The Parking Spaces shall be leased as of the date that Tenant occupies the Premises for the conduct of Tenant’s business (the “Occupancy Date”), and Tenant shall provide notice to Landlord of the Occupancy Date not less than ten (10) business days prior thereto; however, in the event that Tenant surrenders any of the Parking Spaces subsequent to the Occupancy Date, Tenant’s right to re-lease the surrendered spaces shall be subject to availability. All parking is leased pursuant to a separate written parking agreement and Tenant agrees to enter into any commercially reasonable agreement regarding the Parking Spaces required by any third-party vendor of Landlord (and Tenant shall cooperate with such vendor and comply with any commercially reasonable rules and regulations promulgated by such vendor that are generally applicable to all persons parking in the parking areas associated with the Building).

1.18                        Monthly Parking Rent: Tenant shall pay the standard parking rate per Parking Space, which is currently Five Hundred Dollars ($500.00) per month per unreserved Parking Space and Six Hundred Dollars ($600.00) per month per reserved Parking Space (subject to change upon thirty (30) days’ advance written notice to Tenant), payable as Rent.

1.19                        Initial Payment: Simultaneously with the delivery of this Lease to Landlord, Tenant shall deliver the following amounts to Landlord:

Item	Amount
Security Deposit	$115,676.00
Base Rent for Month 1	$57,838.00
Total Due on Execution	$173,514.00

The words identified in this Article 1 shall have the meanings ascribed to them in this Article 1 for all purposes of this Lease.

ARTICLE 2 — DEMISE; TERM; USE; COMPLIANCE

2.01                        Demise. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises for the Term and upon the terms, covenants and conditions set forth in this Lease. Tenant hereby accepts the Premises and the Building in their respective present “as is”, “where is” and “with all faults” condition, except as otherwise specifically set forth in this Lease (including, without limitation, Landlord’s maintenance and repair obligations and Landlord’s construction obligations under the Work Letter (if any)). This Lease shall be in full force and effect from the date it is signed and delivered by Landlord and Tenant. Tenant covenants as a material part of the consideration for this Lease to keep and perform each and all of the terms, covenants and conditions by it to be kept and performed. This Lease is made upon the condition of such performance.

2.02                        Term. The term of this Lease shall commence on the Commencement Date and expire on the Expiration Date unless sooner terminated as provided in this Lease and except as provided in the Work Letter attached hereto as Exhibit B. If Landlord shall be unable to deliver possession of the Premises to Tenant on the Commencement Date for any reason whatsoever, this Lease shall not be void or voidable and Landlord shall not be subject to any liability for the failure to deliver possession on said date nor shall such failure to deliver possession on the Commencement Date affect the validity of this Lease or the obligations of Tenant hereunder. Within thirty (30) days following the later of (i) the Commencement Date or (ii) Tenant’s initial occupancy of the Premises, Tenant shall execute and deliver to Landlord a confirmation of certain dates applicable to this Lease substantially in the form attached hereto as Exhibit C and incorporated herein by this reference. Tenant’s entry into or occupancy of the Premises prior to the Commencement Date for any purpose (including construction) shall be governed by the terms and conditions of this Lease.

2.03                        Use. Tenant shall use and occupy the Premises solely for the Permitted Uses and for no other use or purpose. Tenant shall not commit, or suffer to be committed, any annoyance, waste, nuisance, act or thing against public policy, or which may disturb the quiet enjoyment of Landlord or any other tenant or occupant of the Building. Tenant agrees not to deface or damage the Building in any manner.

2.04                        Compliance. Tenant agrees to observe the reservations and rights reserved to Landlord in this Lease. Tenant shall comply, and shall endeavor to cause its employees, agents, clients, customers, guests and invitees to comply, with all applicable laws governing the use and occupancy of the Premises, as well as the rules and regulations attached hereto as Exhibit D, and such reasonable revised or additional rules and regulations adopted by Landlord during the Term and applied generally to all office tenants of the Building. Any violation by Tenant or any of its employees, agents, clients, customers, guests or invitees of any of the rules and regulations so adopted by Landlord shall be a default by Tenant under this Lease and may be restrained by court injunction; but whether or not so restrained, Tenant acknowledges and agrees that it shall be and remain liable for all damages, loss, costs and expense resulting from any violation by Tenant or such other persons of any of said rules and regulations. Landlord shall not discriminate against Tenant in the enforcement of said rules and regulations, provided, however, Landlord shall not be liable to Tenant for violation of the same by any other tenant, its employees, agents, guests, invitees, licensees, customers, clients, family members, or by any other person.

2.05                        Premises Condition. No agreements or representations, except such as are expressly contained herein and in the Work Letter attached hereto, if any, have been made to Tenant respecting the condition of the Premises. By taking possession, Tenant conclusively waives all claims relating to the condition of the Premises and accepts the Premises as being free from defects and in good, clean and sanitary order, condition and repair, and agrees to keep the Premises in such condition, ordinary wear and tear and casualty excepted.

2.06                        Signage. Landlord shall provide Building standard suite signage on multi-tenant floors. Subsequent changes shall be at the sole expense of Tenant and subject to Landlord’s review and approval, not to be unreasonably withheld.

ARTICLE 3 - SECURITY DEPOSIT

As security for the performance of its obligations under this Lease, Tenant, on execution of this Lease, shall deposit with Landlord the Security Deposit, and agrees from time to time to pay Landlord within five (5) business days following receipt of a request therefor, any sum or sums of money paid or deducted therefrom by Landlord pursuant to the provisions of this Lease, in order that at all times during the Term there shall be continually deposited with Landlord, a sum which shall never be less than the amount originally deposited. The Security Deposit shall not be deemed an advance payment of Rent, nor a measure of damages for any default by Tenant under this Lease, nor shall the Security Deposit be a bar or a defense to any action that Landlord may commence against Tenant. In the event of any default by Tenant hereunder, Landlord shall have the right, but shall not be obligated, to apply or retain all or any portion of the Security Deposit in payment of Tenant’s obligations hereunder, but any such application or retention shall not have the effect of curing any such default. Landlord shall not be obligated to hold the Security Deposit as a separate fund, but may commingle the same with its other funds. Upon expiration of the Term hereof, the Security Deposit (or the balance thereof remaining after payment out of the same or deductions therefrom as provided above) shall be returned to Tenant no later than sixty (60) days following such expiration. No interest shall be payable with respect to the Security Deposit. Landlord or any owner of the Building may transfer or assign the Security Deposit to any new owner of the Building or to any assignee or transferee of this Lease or may credit the Security Deposit against the purchase price of the Building and upon such transfer or credit all liability of the transferor or assignor of such security shall cease and come to an end. No Mortgagee (as hereinafter defined) or person or entity who acquires legal or beneficial title to the Building from such Mortgagee shall be liable for the return of the Security Deposit unless such funds are actually received by such Mortgagee or purchaser.

ARTICLE 4 - RENT; OPERATING EXPENSES; TAXES

4.01                        Payment of Rent. Tenant shall pay to Landlord’s Management Agent, or such other person or entity or at such other place as Landlord may from time to time direct in writing, all amounts due Landlord from Tenant hereunder, including, without limitation, Base Rent, Expense Adjustment and Tax Adjustment (all amounts due hereunder being referred to collectively as “Rent”). Except as specifically provided in this Lease, Rent shall be paid without abatement, deduction or set off of any kind, it being the intention of the parties that, to the full extent permitted by law, Tenant’s covenant to pay Rent shall be independent of all other covenants contained in this Lease, including Tenant’s continued occupancy of the Premises. Tenant’s obligation hereunder to pay Rent accruing during the Term (whether or not the amount thereof is determined or determinable as of the date of termination or expiration of this Lease) shall survive the termination of this Lease or the surrender of possession of the Premises.

4.02                        Payment of Base Rent. Base Rent shall be payable monthly, in advance, on the first day of each calendar month during the Term. If the Term commences on a day other than the first day of a calendar month, then

Base Rent for such month will be prorated on a per diem basis based on a thirty (30) day month and the excess of the installment of Base Rent paid concurrently with the execution of this Lease by Tenant over such prorated amount for the first calendar month of the Term shall be applied against Base Rent for the first full calendar month of the Term.

4.03                        Operating Expense Inclusions. “Operating Expenses” shall mean and include all amounts, expenses and costs of whatever nature that Landlord incurs or pays because of or in connection with the ownership, security, insurance, control, operation, administration, repair, management, replacement or maintenance of the Building, all related improvements thereto or thereon and all machinery, equipment, landscaping, fixtures and other facilities, including personal property, as may now or hereafter exist in or on the Building. Assessments required under any declarations, easements or similar shared maintenance and operating agreements shall be included in Operating Expenses. Operating Expenses shall be reasonably determined by Landlord substantially in accordance with sound accounting principles consistently applied and shall include, but shall not be limited to, the following:

(1)                                 Wages, salaries, fees, related taxes, insurance costs, benefits (including amounts payable under medical, pension and welfare plans and any amounts payable under collective bargaining agreements) and reimbursement of expenses of and relating to all personnel engaged in operating, repairing, managing and maintaining the Building;

(2)                                 All supplies and materials, including sales tax imposed in connection with the purchase thereof;

(3)                                 Legal and accounting fees and expenses (except for legal fees incurred in connection with the negotiation or the collection of amounts due under leases);

(4)                                 Cost of all utilities for the Building, including, without limitation, water, sewer, power, fuel, heating, lighting, air conditioning and ventilating, as well as the cost of changing utility providers;

(5)                                 Fees and other charges payable under or in respect of all maintenance, repair, janitorial, security and other service agreements for or pertaining to the Building;

(6)                                 Cost of all insurance, including deductibles, relating to the Building, or the ownership, its occupancy or operations thereof and the Property;

(7)                                 Cost of repairs and maintenance of the Building, excluding only such costs which are paid by the proceeds of insurance, by Tenant or by other third parties (other than payment by Tenant or other tenants of the Building of Expense Adjustment or similar reimbursement of Building costs and expenses);

(8)                                 Amortization of the cost (plus interest at the then current market rate on the unamortized portion of such cost from time to time) of capital repairs, replacements and improvements, including, without limitation, those that are for the purpose of reducing costs includible in the definition of Operating Expenses or that may be required by governmental authority, including but not limited to, pursuant to the Americans with Disabilities Act. All such costs shall be amortized over the reasonable useful life of the capital investment items, with the reasonable useful life and amortization schedule being determined in accordance with sound management accounting principles;

(9)                                 Commercially reasonable management fees and reimbursed expenses of Landlord’s Management Agent and administrative expenses not borne by Landlord’s Management Agent; and

(10)                          Fees and charges under any declaration of covenants, easements or restrictions affecting the Building.

4.04                        Operating Expense Exclusions. Notwithstanding the provisions of Section 4.03 above, Operating Expenses shall not include:

(1)                                 Principal or interest payments with respect to mortgages against the Building;

(2)                                 Ground lease payments or any other payments under any superior lease;

(3)                                 Depreciation and amortizations, except as provided herein;

(4)                                 Capital costs, except (i) new capital improvements to the extent the same are (a) expected to reduce the normal operating costs (including, without limitation, utility costs) of the Building, (b) for the purpose of complying with any law, rule or order (or amendment thereto) for which compliance was not required as of the date of this Lease, or (c) for life/safety reasons, (ii) capital repairs, and (iii) capital replacements (all allowable costs that are capital in nature shall be amortized using a commercially reasonable interest rate over the time period reasonably estimated by Landlord to recover the costs thereof, taking into consideration the anticipated cost savings, as determined by Landlord using its good faith, commercially reasonable judgment); notwithstanding the foregoing, the cost to replace (x) the roof of the Building, (y) the foundation and structural elements of the Building, and (z) the parking surface at the parking facilities associated with the Building are specifically excluded from Operating Expenses.

(5)                                 Charges for special items or services billed separately to (and in addition to Expense Adjustment Statements) and paid by tenants of the Building;

(6)                                 Costs of any items to the extent Landlord receives reimbursement from insurance proceeds from Landlord’s or Tenant’s insurance carriers or from a third party;

(7)                                 The cost of providing any service directly to and paid directly by any tenant (other than through Operating Expense pass through provisions), and the cost of services provided selectively to one or more tenants of the Building (other than Tenant) without reimbursement;

(8)                                 Marketing costs, including leasing commissions, attorneys’ fees (in connection with the negotiation and preparation of letters, deal memos, letters of intent, leases, subleases and/or assignments), space planning costs, and other costs and expenses incurred in connection with lease, sublease and/or assignment negotiations and transactions with present or prospective tenants or other occupants of the Building;

(9)                                 Costs, including permit, license and inspection costs, incurred with respect to the installation of tenant improvements made for new tenants in the Building, or incurred in renovating or otherwise improving, modifying, decorating, painting or redecorating vacant space for occupancy by tenants or other occupants of the Building;

(10)                          Costs associated with the operation of the business of the ownership or entity which constitutes “Landlord”, as the same are distinguished from the costs of operating the Building including, but not limited to, costs of defending any lawsuits with any mortgagee, legal fees incurred in the negotiation and enforcement of tenant leases and costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord’s interest in the Building;

(11)                          The wages of any employee above the grade of building manager;

(12)                          The cost of services provided by Landlord’s affiliates to the extent that such costs would exceed the costs of such services rendered by unaffiliated third parties on a competitive basis;

(13)                          Fines, penalties and interest incurred as a result of Landlord’s negligence or willful misconduct;

(14)                          Any bad debt loss, rent loss, or reserves for bad debts or rent loss;

(15)                          Landlord’s cost of electricity and other services which it has sold to tenants and for which Landlord has been reimbursed; or

(16)                          any cost or expense related to removal, cleaning, abatement or remediation of Hazardous Materials in or about the Building, including, without limitation, asbestos.

4.05                        Gross Up of Operating Expenses. If at any time the Building is not fully occupied or Landlord is not supplying services to all rentable areas of the Building during an entire calendar year, then Landlord may adjust actual Operating Expenses to Landlord’s estimate of that amount, which would have been paid or incurred by Landlord as Operating Expenses had the Building been 95% occupied or serviced, and the Operating Expenses as so adjusted shall be deemed to be the actual Operating Expenses for such calendar year, provided that such calculation shall not result in Landlord being paid more than the actual costs relating to the same. If the Building is not fully occupied or Landlord is not supplying services to all rentable areas of the Building during the entire Base Expense Year, then Landlord shall adjust actual Operating Expenses to Landlord’s estimate of that amount, which would have been paid or incurred by Landlord as Operating Expenses had the Building been 95% occupied or serviced, and the Operating Expenses for the Expense Base Year as so adjusted shall be deemed to be the actual Operating Expenses for such calendar year.

If Landlord does not furnish during any Adjustment Year any particular work or service (the cost of which, if performed by Landlord, would constitute an Operating Expense) to a tenant which has undertaken to perform such work or service in lieu of the performance thereof by Landlord, then Operating Expenses shall be deemed to be increased by an amount equal to the additional expense which would reasonably have been incurred during such Adjustment Year by Landlord if it had, at its cost, furnished such work or service to such tenant. The provisions of the preceding sentences will apply only to those Operating Expenses that either vary with occupancy or by reason of one or more tenants not receiving goods or services the cost of which constitutes all or part of such Operating Expenses.

4.06                        Taxes. “Taxes” shall mean and include all federal, state and local government taxes, assessments and charges of any kind or nature, whether general, special, ordinary or extraordinary, paid by Landlord in a calendar year with respect to the Building; provided, real estate taxes and special assessments (except as provided below) shall be included in Taxes for a calendar year only to the extent such taxes and assessments are paid during such calendar year, regardless of when assessed. In addition, “Taxes” shall include, without limitation, real estate and transit district taxes and assessments, sales and use taxes (except to the extent included in Operating Expenses), ad valorem taxes, margin taxes, personal property taxes, any lease or lease transaction tax, taxes on personal property, and rental income taxes, as well as assessments and charges in lieu of, substituted for, or in addition to, any or all of the foregoing taxes, assessments and charges. Taxes shall also include any payments due and owing by Landlord to any business improvement district (“BID”) organization which has jurisdiction over any area which includes the Building. Notwithstanding any provision of this Section to the contrary, Taxes shall not include any federal, state or local government income or franchise or rental taxes, capital stock, inheritance or estate taxes, except to the extent such taxes are in lieu of or a substitute for any of the taxes, assessments and charges previously described in this Section. “Taxes” shall also include the amount of all fees, costs and expenses (including, without limitation, reasonable attorneys’ fees and court costs) paid or incurred by Landlord each calendar year in seeking or obtaining any refund or reduction of Taxes or for contesting or protesting any imposition of Taxes, whether or not successful and whether or not attributable to Taxes assessed, paid or incurred in such calendar year. If any special assessment payable in installments is levied against all or any part of the Property, then at Landlord’s discretion, Taxes for the calendar year in which such assessment is levied and for each calendar year thereafter shall include only the amount of any installments of such assessment plus interest thereon paid or payable during such calendar year (without regard to any right to pay, or payment of, such assessment in a single payment). If, in the future, any governmental agency which collects Taxes (or any tax substituted in lieu thereof) makes a change in the formula used for determining Taxes (or the formula used to determine any tax substituted in lieu of Taxes) the formula then being used hereunder shall be modified so that the amount determined to be payable by Tenant pursuant to this Section shall parallel the method used to determine the amount payable to the governmental body. Tenant shall pay to Landlord the amount of any penalties or late charges for which Tenant may be responsible pursuant this Section within thirty (30) days after demand therefor by Landlord. If pursuant to any legal requirement, any amount that is included in Taxes may be divided and paid in installments (whether or not interest shall be due thereon) and Landlord elects to pay such amount in such installments (including the interest), then there shall be deemed included in Taxes only the installments of such amount paid during such calendar year. In addition to all Taxes for which Tenant must reimburse Landlord as part of Operating Expenses, Tenant shall pay (either to the taxing authority directly or as a reimbursement to Landlord) when due, all taxes and impositions upon, measured by or reasonably attributable to (i) the cost or value of furniture, fixtures, equipment, or other personal property or improvements located within the Premises, (ii) the value of leasehold improvement to the Premises, (iii) the use or occupancy of the Premises, (iv) the operation of Tenant’s business, or (v) Tenant’s income, revenues, or employees.

Tenant shall be solely liable for any taxes on Rent, paid parking space(s), and/or any other amounts payable by Tenant under this Lease. It is agreed that Tenant shall be responsible for ad valorem taxes on its personal property and on the value of the leasehold improvements in the Premises to the extent that the same exceed the Tenant improvement allowance (and if the taxing authorities do not separately assess Tenant’s leasehold improvements, Landlord may make a reasonable allocation of the ad valorem taxes allocated to the Building to give effect to this sentence). In the case of special taxes and assessments which may be payable in installments, only the amount of each installment accruing during a calendar year shall be included in the Operating Expenses for such year.

4.07                        Adjustment Year; Expense Adjustment; Tax Adjustment. “Adjustment Year” shall mean each calendar year or part thereof during the Term. In addition to Base Rent, Tenant shall pay with respect to each Adjustment Year (i) an amount equal to Tenant’s Share of Operating Expenses for the Adjustment Year as reasonably estimated by Landlord in excess of the Expense Base Year (“Expense Adjustment”) and (ii) an amount equal to Tenant’s Share of Taxes for the Adjustment Year as reasonably estimated by Landlord in excess of the Tax Base Year (“Tax Adjustment”). As to any Adjustment Year during the Term which does not begin on January 1st or does not end on December 31st, Expense Adjustment and Tax Adjustment (hereinafter collectively, “Adjustments”) with respect to such Adjustment Year shall be prorated on a per diem basis.

4.08                        Payment of Adjustments. Adjustments with respect to each Adjustment Year shall be paid in monthly installments in advance on the first day of each calendar month during such Adjustment Year. If Landlord does not deliver a notice of the amount of such estimated Adjustments as most recently communicated by Landlord to Tenant prior to the commencement of any Adjustment Year, Tenant shall continue to pay estimated Adjustments. If, during any Adjustment Year, Landlord reasonably determines that Taxes or Operating Expenses for such Adjustment Year have increased or will increase, Landlord may deliver to Tenant an updated estimate of Adjustments for such Adjustment Year. In addition, Tenant shall pay to Landlord within thirty (30) days after receipt of any such estimate of Adjustments, the amount, if any, by which the aggregate installments of the Adjustments provided in such estimate of Adjustments exceeds the aggregate installments of the Adjustments paid by Tenant with respect to such prior months. Within one hundred twenty (120) days after the end of each Adjustment Year, or as soon thereafter as practicable, Landlord shall send to Tenant a statement (the “Final Statement”) showing (i) the calculation of the Adjustments for such Adjustment Year, (ii) the aggregate amount of the Adjustments previously paid by Tenant for such Adjustment Year, and (iii) the amount, if any, by which the aggregate amount of the installments of Adjustments paid by Tenant with respect to such Adjustment Year exceeds or is less than the actual Adjustments for such Adjustment Year Tenant shall pay the amount of any deficiency to Landlord within thirty (30) days after the date of such statement. Any excess shall, at Landlord’s option, either be credited against payments past or next due under this Lease or refunded by Landlord, provided Tenant is not then in default under this Lease.

4.09                        Tenant’s Review of Landlord’s Books and Records. So long as Tenant is not then in default of any term or condition of this Lease beyond any applicable notice and cure period, Tenant shall have the right to conduct a Tenant’s Review, as hereinafter defined, at Tenant’s sole cost and expense (including, without limitation, photocopy and delivery charges), upon thirty (30) days’ prior written notice to Landlord. “Tenant’s Review” shall mean a review of Landlord’s books and records relating to (and only relating to) Operating Expenses payable by Tenant hereunder for the most recently completed calendar year as reflected on the Final Statement. Tenant’s Review must be performed by either an employee of Tenant or by a Certified Public Accountant (“CPA”) reasonably satisfactory to Landlord. Tenant must elect to perform a Tenant’s Review by written notice of such election received by Landlord within one hundred eighty (180) days following delivery to Tenant of the Final Statement for the most recently completed calendar year. In the event that Tenant fails to make such election in the required time and manner required or fails to diligently perform such Tenant’s Review to completion, then Landlord’s calculation of Operating Expenses shall be final and binding on Tenant. Tenant hereby acknowledges and agrees that even if it has elected to conduct a Tenant’s Review, Tenant shall nonetheless pay all Operating Expense payments to Landlord, subject to readjustment. Tenant further acknowledges that Landlord’s books and records relating to the Building may not be copied in any manner, are confidential, and may only be reviewed at a location reasonably designated by Landlord; but Landlord will make such records available within the metropolitan area in which the Premises is located. Tenant shall provide to Landlord a copy of Tenant’s Review as soon as reasonably possible after the date of such Review. If Tenant’s Review reflects a reimbursement owing to Tenant by Landlord, and if Landlord disagrees with Tenant’s Review, then Tenant and Landlord shall jointly appoint an auditor to conduct a review (“Independent Review”), which Independent Review shall be deemed binding and conclusive on both Landlord and Tenant. If the Independent Review results in a reimbursement owing to Tenant equal to five percent (5%) or more of the amounts reflected in the Final Statement, the costs of the Independent Review shall be paid by Landlord, but otherwise Tenant shall pay the costs of Tenant’s Review and the Independent Review. Under no circumstances shall Tenant conduct a review of Landlord’s books and records whereby the auditor operates on a contingency fee or similar payment arrangement. Any such reviewer must sign a commercially reasonable non-disclosure, non-solicitation, and confidentiality agreement. Tenant agrees to use reasonable efforts to keep the results of its audit confidential, except for such disclosures to Tenant’s agents, employees, attorneys, accountants, financial advisors, officers, directors, members and contractors, and except for such disclosures as may be required by law, compelled by judicial process or which may be necessary to enforce the terms and provisions of this Lease.

ARTICLE 5 — ELECTRICITY

5.01                        Electricity Charge. Electricity used by Tenant in the Premises shall be paid for by Tenant by a separate charge payable by Tenant to Landlord as set forth in Section 1.11 above.

5.02                        Load. Landlord shall supply a minimum of five (5) watts demand load per rentable square foot of the Premises, exclusive of Building standard heating, ventilation and air conditioning (“HVAC”) (supplemental HVAC is deducted from the 5 watts of demand load). Landlord shall measure Tenant’s electrical usage by submeter or check-meter, the installation of which (if not currently serving the Premises) shall be at Landlord’s sole cost and expense.

5.03                        Excess Electrical Usage. Tenant’s use of electrical service shall not exceed, either in voltage or rated capacity, that which Landlord reasonably deems to be standard for the Building. If Tenant requests permission to consume excess electrical service, Landlord may refuse to consent if such excess electrical service is not available at the Building or may condition consent upon conditions that Landlord reasonably elects (including, without limitation, the installation of utility service upgrades, to the extent permitted by Law, the installation and maintenance costs of which shall be paid for by Tenant). Landlord shall have the right to separately meter electrical usage for the Premises and to measure electrical usage by survey or other commonly accepted methods.

5.04                        Provider. Landlord shall have the exclusive right to select any company providing electrical service to the Building and Premises, to aggregate the electrical service for the Building and Premises with other buildings, to purchase electricity for the Building and Premises through a broker and/or buyers group and to change the providers and/or manner of purchasing electricity. Landlord shall be entitled to receive a reasonable fee (if permitted by Law) in a particular calendar year for the services provided by Landlord for the selection of utility companies and the negotiation and administration of contracts for the generation of electricity.

5.05                        New Provider. If Landlord permits Tenant to purchase electrical power for the Premises from a provider other than a company designated by Landlord, the provider shall be considered to be a contractor of Tenant and Tenant shall indemnify and hold Landlord harmless from such provider’s acts and omissions while in the Building or Premises in accordance with the terms and conditions of Article 11. In addition, at the request of Landlord, Tenant shall allow Landlord to purchase electricity from Tenant’s provider at Tenant’s rate or at a lower rate if a lower rate can be negotiated by the aggregation of Landlord’s and Tenant’s requirements for electricity power.

ARTICLE 6 — CONDITION OF THE PREMISES AND BUILDING

6.01                        Care of the Premises. Subject to Landlord’s repair obligations set forth in Section 6.02, below, and subject to Landlord’s services expressly provided herein, below, Tenant shall, at its own expense, keep the Premises clean and safe and in as good repair and condition as when all of the work described in the Work Letter was completed, ordinary wear and tear and casualty excepted (or as to subsequent Work, as and when such Work was completed, ordinary wear and tear and casualty excepted) and shall promptly and adequately repair all damage to the Premises and the Building caused by Tenant or any of its employees, agents, guests or invitees, including replacing or repairing all damaged or broken glass, fixtures and appurtenances resulting from any such damage, under the supervision and with the approval of Landlord. If Tenant does not promptly and adequately make such repairs or replacements, Landlord may, but need not, make such repairs and replacements and Tenant shall pay Landlord the cost thereof on demand. Tenant, at its sole expense, shall comply with all laws, orders and regulations of federal, state, county and municipal authorities and with any directive of any public officer or officers pursuant to law which shall impose any violation, order or duty upon Landlord or Tenant with respect to the Premises or the use or occupation thereof. Tenant shall not do or permit to be done any act or thing in, on or about the Premises or store anything therein which (i) will in any way conflict with any law, statute, ordinance or governmental rule or regulation now in force or which may hereafter be enacted or promulgated, (ii) is not appropriate to the permitted use of the Premises, (iii) will in any way increase the existing rate of, or adversely affect, or cause a cancellation of, any fire or other insurance policies covering the Building or any of its contents, or (iv) constitutes a nuisance or will disturb or interfere with the quiet enjoyment by other tenants of their premises.

6.02                        Landlord’s Services. Landlord shall furnish (the cost of which are subject to inclusion as an Operating Expense):

(a)                                 Cooled or heated air in season to provide a temperature condition required, in Landlord’s reasonable judgment, for comfortable occupancy of the common areas (Tenant maintains control of the temperature within the Premises) under normal business operations and in the absence of the use of equipment which affects the temperature or humidity which would otherwise be maintained in the Premises, weekdays from 8:00 a.m. to 6:00 p.m. and weekends 8:00 a.m. to 1:00 p.m., exclusive of holidays recognized by the federal or state government (unless chosen to be open by Landlord). If the use of heat generating equipment in the Premises affects the temperatures otherwise maintained by the air conditioning system for normal business operations, and thereby requires, in the reasonable judgment of Landlord, the modification of the air conditioning or ventilation systems (including installation of supplementary air conditioning units in the Premises) upon prior notice to Tenant Landlord may elect to perform such modification, and the reasonable cost thereof shall be paid by Tenant to Landlord at the time of completion of such modification, or Landlord may elect to require Tenant to perform such modification, at Tenant’s sole cost and expense. Any increased expense in maintaining or operating the system resulting, in Landlord’s reasonable opinion, from such modification shall be paid by Tenant. In addition, Tenant shall, at Tenant’s expense, perform all maintenance on any supplementary air conditioning units installed in accordance with this Section unless, in the exercise of its right hereby expressly reserved, Landlord elects to perform part or all of such maintenance at Tenant’s expense. Tenant agrees to keep and cause to be kept closed all windows in the Premises and at all times to cooperate fully with Landlord in the operation of said system and to abide by all reasonable regulations and requirements which Landlord may prescribe to permit the proper functioning and protection of said heating, ventilation and air conditioning systems. Tenant acknowledges that heat pumps for the HVAC service are periodically shut down for service, which service is typically performed over weekends.

(b)                                 Washroom facilities, not within the Premises (unless Tenant leases an entire floor), for use by Tenant in common with other tenants in the Building.

(c)                                  Janitor service in and about the Premises and common areas as customarily provided in similar Class A office buildings in the applicable submarket, Saturdays, Sundays and Holidays excepted.

(d)                                 Passenger elevator service in common with other tenants and occupants. During non-Building standard hours, Landlord may limit or restrict elevator access for security and energy conservation; however, at such times shall provide reasonable passenger elevator services so that Tenant may access the Premises. Landlord shall provide limited freight elevator service on a first come first served basis, for which there is an additional charge and which usage must be coordinated with the property management office of the Building.

(e)                                  General maintenance, repair and replacements of all applicable common areas of the Building, including, without limitation, common fire detection, common sprinkler, common life safety, common electrical, common security, common plumbing, landscaped areas, the roof, parking areas, structural elements of the Building including foundation, exterior and load-bearing walls, structural floor slabs, common mechanical, common HVAC, sewer, elevators and tenant directories, but however specifically excluding those items or systems located within the Premises, or directly serving the Premises.

6.03                        Energy Conservation. Notwithstanding anything to the contrary in this Article or elsewhere in this Lease, Landlord shall have the right to institute such policies, programs and measures as may be necessary or desirable, in Landlord’s reasonable discretion, for the conservation and/or preservation of energy or energy related services, or as may be required to comply with any applicable codes, rules and regulations, whether mandatory or voluntary.

6.04                        Additional Services; Overtime HVAC. Landlord shall in no event be obligated to furnish any services or utilities, other than those specified in this Lease. If Landlord elects to furnish services or utilities requested by Tenant in addition to those specified in this Lease (including utility services at times other than those specified), Tenant shall pay to Landlord, Landlord’s then reasonable rates for such services and utilities (the current rate for after hours HVAC service is currently Seventy-Five Dollars ($75.00) per hour per floor for each hour of use with a minimum charge for four (4) hours of usage) within thirty (30) days after receipt of Landlord’s invoices therefor. If

Tenant shall fail to make any such payment, Landlord may, with ten (10) days’ written notice to Tenant, and in addition to Landlord’s other remedies under this Lease, discontinue any or all of the additional services. Except as otherwise provided herein, no failure to furnish or discontinuance of any service pursuant to this Article shall result in any liability of Landlord to Tenant or be deemed to be a constructive eviction or a disturbance of Tenant’s use of the Premises.

6.05                        Interruption of Services. Except as otherwise specifically provided herein, no failure to furnish or discontinuance of any service pursuant to this Article shall result in any liability of Landlord to Tenant or be deemed to be a constructive eviction or a disturbance of Tenant’s use of the Premises. Without limitation to the generality of the foregoing, Tenant agrees that Landlord shall not be liable in damages, by abatement of Rent or otherwise, for failure to furnish or delay in furnishing any service, or for any diminution in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part, by repairs, renewals, or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas or other fuel, or water, at the Building after reasonable effort so to do, by any accident or casualty whatsoever by act or default of Tenant or other parties, or by any cause beyond Landlord’s reasonable control. Such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Tenant’s use and possession of the Premises or relieve Tenant from paying Rent or performing any of its obligations under this Lease.

Notwithstanding anything to the contrary contained in this paragraph, if: (i) Landlord ceases to furnish any service in the Building for a period in excess of five (5) consecutive business days after Tenant provides written notice to Landlord of such cessation (the “Interruption Notice”); (ii) such cessation does not arise as a result of an act or omission of Tenant; (iii) such cessation is not caused by a casualty or condemnation (as more fully set forth below); (iv) the restoration of such service is reasonably within the control of Landlord; and (v) as a result of such cessation, the Premises or a material portion thereof, is rendered untenantable and Tenant in fact ceases to use the Premises, or material portion thereof, then Tenant, as its sole remedy, shall be entitled to receive an abatement of Rent payable hereunder during the period beginning on the sixth (6th) consecutive business day of such cessation and ending on the day when the service in question has been restored. In the event the entire Premises has not been rendered untenantable by the cessation in service, the amount of abatement that Tenant is entitled to receive shall be prorated based upon the percentage of the Premises so rendered untenantable and not used by Tenant.

ARTICLE 7 - LEASEHOLD IMPROVEMENTS; ALTERATIONS; SIGNAGE

7.01                        Alterations. Tenant shall not permit any alteration, improvement, addition or installation in or to the Premises (all of which is collectively referred to as “Work”), including installation of telephone, computer or internal sound or paging systems or other similar systems, or the performance of any decorating, painting and other similar work in the Premises without Landlord’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed. In the event Landlord consents to any Work, Work shall be performed by contractors and subcontractors that meet the prior written approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, Landlord’s consent shall not be required for any alteration to the interior of the Premises that complies with the following requirements (each, a “Minor Alteration”): (a) is non-structural in nature; (b) does not affect the roof or any area outside of the Premises; (c) does not materially affect the electrical, plumbing, HVAC or mechanical systems in the Building or servicing the Premises, or the sprinkler or other life safety system; (d) costs less than Twenty-Five Thousand Dollars ($25,000) for each such alteration project in the aggregate; (e) Landlord receives five (5) business days’ prior written notice (and entry of workers is coordinated with management); (f) Tenant is not then in default; (g) Landlord’s insurance requirements are satisfied; and (h) Landlord receives “as built” plans, if applicable.

All Work shall comply with Landlord’s reasonable requirements and Building standards, as well as any and all applicable municipal building codes and other applicable laws. Tenant shall pay the cost of preparation of the plans for the Work; all permit fees and the fees of said contractors and subcontractors. Tenant shall pay for the actual cost incurred by Landlord for the services of all third parties necessitated by Tenant’s Work (including, without limitation, construction management fees and architectural and engineering costs), as well as any Building-standard charges for the use of freight elevators, loading areas, common areas, after-hours security, and other above Building-standard services. Additionally, except with respect to the Work described in the Work Letter, and any Work which does not require Landlord’s consent, and provided that Landlord is managing the Work, Tenant shall pay to Landlord a construction management fee equal to a percentage of all so called “hard” construction costs incurred for such Work based on the following schedule:

Cost of Work	Percentage Fee
$0 - $500,000	5%
$500,001 - $750,000	4%
$750,001 and above	3%
Projects that do not require consent	0%

Before commencement of any Work or delivery of any materials into the Premises or the Building, Tenant shall furnish to Landlord, for its prior written approval, architectural plans and specifications certified by a licensed architect or engineer reasonably acceptable to Landlord, and such other documentation as Landlord shall reasonably request. Tenant agrees to hold Landlord, its beneficiaries and their respective agents, partners, officers, servants and employees forever harmless against all claims and liabilities of every kind, nature and description which may arise out of or in any way be connected with any such Work. At the request of Landlord, Tenant will deliver a written indemnity against claims or damages to tenants or occupants of any other premises affected by such Work. Tenant shall pay Landlord’s reasonable costs of reviewing plans and materials submitted to Landlord for approval. Tenant shall pay the cost of all such Work and the cost of decorating and altering the Premises and the Building occasioned by any such Work. Landlord shall have the right to require Tenant’s contractors to evidence workers compensation, general liability and other insurance coverage, as reasonably required by Landlord. Prior to the commencement of any work in or about the Premises (other than Minor Alterations as provided above), Tenant shall provide to Landlord a minimum of fifteen (15) days’ prior written notice, and shall endeavor to take such other actions as are required to avail itself and Landlord of any statutory protections offered under applicable laws. All alterations, improvements, additions and installations to or in the Premises at Landlord’s election shall become part of the Premises at the time of installation.

7.02                        Tenant’s Work. In the event that Landlord permits Tenant to hire its own contractors for the performance of any Work, then in addition to the provisions of Section 7.01, the following shall apply: (i) prior to the commencement of the Work or the delivery of any materials to the Building, Tenant shall submit to Landlord for Landlord’s reasonable approval, the names and addresses of all contractors, contracts, necessary permits and licenses, certificates of insurance (including, without limitation, Worker’s Compensation, commercial general liability and adequacy of design insurance) and instruments of indemnification and waivers of lien against any and all claims, costs, expenses, damages and liabilities which may arise in connection with the Work, all in such form and amount as shall be reasonably satisfactory to Landlord; (ii) all such Work shall be done only by qualified and/or licensed (as applicable) union contractors or mechanics approved by Landlord (which approval shall not be unreasonably withheld) and at such time and in such manner as Landlord may from time to time reasonably designate; (iii) upon completion of any Work, Tenant shall furnish Landlord with as-built plans (if a building permit was needed in connection with such Work), contractors’ affidavits, full and final waivers of lien, receipted bills covering all labor and materials expended and used in connection with such Work, and (iv) all such Work shall comply with all insurance requirements, all laws, ordinances, rules and regulations of all governmental authorities, and all collective bargaining agreements applicable to the Building, and shall be done in a good and workmanlike manner and with the use of good grades of new materials. Without limitation to the generality of the foregoing, under no circumstances shall Tenant be allowed to access any risers, the roof, or any life-safety systems without the express written consent of Landlord, and Landlord may require that Tenant use Landlord’s preferred contractor provided the same is at market rates. At all times during the term of this Lease, Tenant shall ensure that all wiring and cabling that it installs within the Premises or Building complies with all provisions of local fire and safety codes, as well as with the National Electric Code. Further, upon the expiration or sooner termination of the Term, Tenant shall remove all wiring and cabling within the Premises and the Building (including the plenums, risers and rooftop) placed there by or at the direction of Tenant, unless excused in writing by Landlord. Without limitation to the remedies available to Landlord in the event that Tenant fails to comply with Tenant’s cabling and wiring removal and disposal obligation, Tenant shall forfeit such sums from the Security Deposit (or otherwise pay to Landlord) an amount that Landlord reasonably believes necessary for the removal and disposal of any such wires and cabling.

7.03                        No Mechanic’s Liens. Without limitation of the provisions of Section 7.01, Tenant agrees not to suffer or permit any lien of any mechanic or materialman to be placed or filed against the Premises or the Building. In case any such lien shall be filed, Tenant shall immediately satisfy and release such lien of record, or, at Tenant’s sole cost and expense, provide a lien and completion bond in an amount equal to one and one-half times the estimated cost of such improvements, to insure Landlord against any liability for mechanic’s liens and to insure completion of the work. If Tenant shall fail to have such lien immediately satisfied and released of record, Landlord may, on behalf of Tenant, without being responsible for making any investigation as to the validity of such lien and without limiting or affecting any other remedies Landlord may have, pay the same and Tenant shall pay Landlord on demand the amount so paid by Landlord.

7.04                        Removal of Tenant’s Property. Subject to the rules and regulations, Tenant, at any time Tenant is not in default hereunder, may remove from the Premises its movable trade fixtures and personal property. Tenant shall repair any damage to the Premises caused by such removal, failing which Landlord may remove the same and repair the Premises and Tenant shall pay the reasonable cost thereof to Landlord on demand.

7.05                        Signage. Landlord shall provide Building standard signage on the main directory located in the Building lobby and at the entrance to the Premises. Subsequent changes shall be at the sole expense of Tenant and subject to Landlord’s review and approval, not to be unreasonably withheld.

ARTICLE 8 - SURRENDER AND HOLDING OVER

8.01                        Surrender. At the termination of this Lease, by lapse of time or otherwise, Tenant shall surrender possession of the Premises to Landlord and deliver all keys to the Premises and all locks therein to Landlord and make known to Landlord the combination of all combination locks in the Premises, and shall, subject to Articles 9 and 10, return the Premises and all equipment and fixtures of Landlord therein to Landlord in “broom clean” condition and in as good condition as when Tenant originally took possession, ordinary wear and tear and casualty excepted, and with all furniture, personal property, and low voltage cabling (such as computer, telephone and data cabling) removed. If Tenant fails to surrender possession of the Premises in the foregoing condition, Landlord may restore the Premises and such equipment and fixtures to such condition and Tenant shall pay the reasonable cost thereof to Landlord on demand. With respect to any furniture, fixtures, equipment or other personal property remaining on the Premises following surrender (or termination) of possession of the Premises, Landlord may elect to: (i) retain such property, in which event this Lease shall act as a bill of sale therefor, (ii) discard any such property (including, without limitation, files, computers and confidential information and documentation) in any manner Landlord deems appropriate, including, without limitation, document destruction; and/or (iii) leave such property within the Premises and treat Tenant as “holding over” as more fully set forth below. Landlord is not responsible to maintain the confidentiality of any records, reports, information, data, or materials remaining in the Premises after Tenant has surrendered or been evicted from the Premises.

8.02                        Removal of Fixtures. Upon termination of this Lease or of Tenant’s right to possession of the Premises, by lapse of time or otherwise, all installations, additions, partitions, hardware, light fixtures, floor coverings, trade fixtures and improvements, temporary or permanent, whether placed there by Tenant or Landlord, shall be Landlord’s property and shall remain upon the Premises, all without compensation, allowance or credit to Tenant; provided, however, that if prior to any such termination or within thirty (30) days thereafter Landlord so directs by notice, Tenant, at Tenant’s sole expense, shall promptly remove such of the installations, additions, partitions, hardware, light fixtures, floor coverings, trade fixtures and improvements in or to the Premises by or on behalf of Tenant as are designated in such notice and repair any damage to the Premises caused by such removal, failing which Landlord may remove the same and repair the Premises, and Tenant shall pay the cost thereof to Landlord on demand. Notwithstanding the foregoing, Tenant shall not be required to remove its initial Tenant Improvements.

8.03                        Holding Over. If Tenant shall, without the written consent of Landlord, hold over and not yield up immediate possession of the Premises after the expiration of the Lease Term, then Landlord may, at its option, serve written notice upon the Tenant that such holding over constitutes any one of the following: (i) creation of a month-to-month tenancy, or (ii) creation of a tenancy at sufferance; in any case, upon the terms and conditions set forth in this Lease except that the monthly Rent (or daily Rent under (ii) above) shall, in addition to all other sums which are to be paid by the Tenant hereunder, whether or not as Additional Rent, be equal to (A) for the first thirty (30) days of such holding over, one hundred fifty percent (150%) of the sum of the Rent plus Additional Rent owed monthly to Landlord under this Lease immediately prior to such expiration or termination (prorated in the case of (ii) above on the basis of a three hundred sixty-five (365) day year for each day the Tenant remains in possession in the same manner as provided in the Lease for the payment of Rent and Additional Rent), and (B) thereafter, two hundred percent (200%) of the sum of the Rent plus Additional Rent owed monthly to Landlord under this Lease immediately prior to such expiration or termination (prorated in the case of (ii) above on the basis of a three hundred sixty-five (365) day year for each day the Tenant remains in possession in the same manner as provided in the Lease for the payment of Rent and Additional Rent), and if no such notice is served, then a tenancy at sufferance be deemed created. In the case of a holdover which has been consented to by Landlord, unless otherwise agreed to in writing by Landlord and Tenant, Tenant shall give to Landlord thirty (30) days prior written notice of any intention to quit the Premises, and Tenant shall be entitled to thirty (30) days prior written notice to quit the Premises, except in the event of non-payment of Rent or Additional Rent when due or the breach of any other covenant or the existence of a default. Tenant shall be liable to Landlord for all damages which Landlord suffers because of any holding over by Tenant which exceeds thirty (30) days, and Tenant shall indemnify, defend and hold Landlord harmless from and against all claims (including actual and opportunity costs and attorney fees and costs) resulting from Tenant’s retention of possession, including any claim from any tenant or prospective tenant against Landlord. The provisions of this section shall not constitute a waiver by Landlord of any right of re-entry as provided herein nor shall receipt of any Rent or Additional Rent or any other apparent affirmance of the tenancy operate as a waiver of Landlord’s right to terminate this Lease for a breach of any terms, covenants or obligation contained in this Lease on the Tenant’s part to be performed. Additionally, Tenant shall be liable for all consequential damages if Tenant holds over for more than thirty (30) days following Landlord’s delivery of a written notice to vacate.

8.04                        Cumulative Rights. All of Landlord’s rights and remedies under this Article shall be cumulative with and in addition to any and all rights and remedies which Landlord may have elsewhere in this Lease, at law or in equity. Any specific remedy provided for in any provision of this Section shall not preclude the concurrent or consecutive exercise of a remedy provided for in any other provision hereof.

8.05                        Survival. All obligations of Tenant under this Article shall survive the termination of this Lease, by lapse of time or otherwise.

ARTICLE 9 - DAMAGE OR DESTRUCTION

9.01                        Landlord’s Rights. In the event the Premises or the Building, or any portion thereof, is damaged or destroyed by any casualty that is covered by the insurance maintained by Landlord, then Landlord shall rebuild, repair and restore the damaged portion thereof, provided that (i) the amount of insurance proceeds available to Landlord equals or exceeds the cost of such rebuilding, restoration and repair, (ii) such rebuilding, restoration and repair can be completed within one hundred eighty (180) days after the work commences in the opinion of a registered architect or engineer appointed by Landlord, (iii) the damage or destruction has occurred more than twelve (12) months before the expiration of the Term and (iv) such rebuilding, restoration, or repair is then permitted, under applicable governmental laws, rules and regulations, to be done in such a manner as to return the damaged portion thereof to substantially its condition immediately prior to the damage or destruction, including, without limitation, the same net rentable floor area. To the extent that insurance proceeds must be paid to a mortgagee or beneficiary under, or must be applied to reduce any indebtedness secured by, a mortgage or deed of trust encumbering the Premises or Building, such proceeds, for the purposes of this subsection, shall be deemed not available to Landlord unless such mortgagee or beneficiary permits Landlord to use such proceeds for the rebuilding, restoration, and repair of the damaged portion thereof. Notwithstanding the foregoing, Landlord shall have no obligation to repair any damage to, or to replace any of, Tenant’s personal property, furnishings, trade fixtures, equipment or other such property or effects of Tenant unless the same is due to Landlord’s negligence or intentional misconduct.

In the event the Premises or the Building, or any portion thereof, is damaged or destroyed by any casualty to the extent that Landlord is not obligated, under the preceding paragraph, to rebuild, repair or restore the damaged portion thereof, then Landlord shall within sixty (60) days after such damage or destruction, notify Tenant of its election, at its option, to either (i) rebuild, restore and repair the damaged portions thereof, in which case Landlord’s notice shall specify the time period within which Landlord estimates such repairs or restoration can be completed; or (ii) terminate this Lease effective as of the date the damage or destruction occurred. If Landlord does not give Tenant written notice within sixty (60) days after the damage or destruction occurs of its election to rebuild or restore and repair the damaged portions thereof, Landlord shall be deemed to have elected to terminate this Lease.

9.02                        Tenant’s Rights. If Landlord estimates that the Premises will remain untenantable for in excess of three hundred sixty-five (365) days, then Tenant may elect to terminate this Lease by written notice delivered to Landlord within thirty (30) days following Landlord’s delivery to Tenant of the estimated duration that the Premises will remain untenantable.

If Landlord estimated the duration that the Premises would remain untenantable at three hundred sixty-five (365) days or less, and following three hundred sixty-five (365) days’ from the date of casualty the Premises remains untenantable, then Tenant may thereafter terminate this Lease upon ten (10) business days’ prior written notice to Landlord (and such termination shall be effective unless Landlord delivers the Premises in the required condition within said ten (10) business day period).

If Landlord estimated the duration that the Premises would remain untenantable at more than three hundred sixty-five (365) days (but neither party elected to terminate this Lease), and the Premises remains untenantable for more than thirty (30) days following the estimated completion date (subject to extension for force majeure and delays caused by Tenant), then Tenant may thereafter terminate this Lease upon ten (10) business days’ prior written notice to Landlord (and such termination shall be effective unless Landlord delivers the Premises in the required condition within said ten (10) business day period).

If there is a casualty during the last twelve (12) months of the Term (as may be extended), and if due to such casualty Landlord estimates that the Premises shall remain untenantable for in excess of thirty (30) days, then Tenant may elect to terminate this Lease by written notice delivered to Landlord within ten (10) business days following Landlord’s delivery to Tenant of the estimated duration that the Premises will remain untenantable.

9.03                        Abatement of Rent. There shall be an abatement of rent by reason of damage to or destruction of the Premises or the Building, or any portion thereof, to the extent that (i) Landlord receives insurance proceeds for loss of rental income attributable to the Premises and (ii) the floor area of the Premises cannot be reasonably used by Tenant for conduct of its business, in which event the Base Rent shall abate proportionately according to (i) or (ii) above, as appropriate, commencing on the date that the damage to or destruction of the Premises or Building has occurred, and except that, if Landlord or Tenant elects to terminate this Lease as provided above, no obligation shall accrue under this Lease after such termination. Notwithstanding the provisions of this Section, if any such damage is due to the fault or neglect of Tenant, any person claiming through or under Tenant, or any of their employees, suppliers, shippers, servants, customers or invitees, then there shall be no abatement of rent by reason of such damage, unless and until Landlord is reimbursed for all of such abatement pursuant to any rental insurance policy that Landlord may, in its sole discretion, elect to carry. Tenant’s right to terminate this Lease in the event of any damage or destruction to the Premises or Building, is governed by the terms of this Section and therefore Tenant hereby expressly waives the provisions of any and all laws, whether now or hereafter in force, and whether created by ordinance, statute, judicial decision, administrative rules or regulations, or otherwise, that would cause this Lease to be terminated, or give Tenant a right to terminate this Lease, upon any damage to or destruction of the Premises or Building that occurs.

9.04                        Waiver. Tenant waives the provisions of any present or future laws or case decisions regarding damage, destruction, repair or restoration of the Premises and/or Building and agrees that the provisions of this Article shall control to the same effect. Upon completion of such repair or restoration, Tenant shall promptly refixture the Premises substantially to the condition they were in prior to the casualty and shall reopen for business if closed by the casualty.

ARTICLE 10 - EMINENT DOMAIN

10.01                 Condemnation of the Premises. In the event that the whole or a substantial part of the Premises shall be condemned or taken in any manner for any public or quasi-public use (or sold under threat of such taking), and as a result thereof, the remainder of the Premises cannot be used for the same purpose as prior to such taking, the Lease shall terminate as of the date possession is taken; provided, however, if Landlord elects to make comparable space in the Building available to Tenant under the same Rent and terms as herein provided, Tenant shall accept such space and this Lease shall then apply to such space.

10.02                 Partial Condemnation of the Premises. If less than a substantial part of the Premises shall be so condemned or taken (or sold under threat thereof) and after such taking the Premises can be used for the same purposes as prior thereto, the Lease shall cease only as to the part so taken as of the date possession shall be taken by such authority, and Tenant shall pay full Rent up to that date (with appropriate refund by Landlord of such Rent attributable to the part so taken as may have been paid in advance for any period subsequent to the date possession is taken) and thereafter Base Rent and Adjustments shall be equitably adjusted to reflect the reduction in the Premises by reason of such taking, Landlord shall, at its expense, make all necessary repairs or alterations to the Building so as to constitute the remaining Premises a complete architectural unit, provided that Landlord shall not be obligated to undertake any such repairs or alterations if the cost thereof exceeds the award resulting from such taking.

10.03                 Building Condemnation. If part of the Building shall be so condemned or taken (or sold under threat thereof), or if any adjacent property or street shall be condemned or improved by a public or quasi-public authority in such a manner as to alter the use of any part of the Premises or the Building and, in the opinion of Landlord, the Building or any part thereof should be altered, demolished or restored in such a way as to materially alter the Premises, Landlord may terminate this Lease by notifying Tenant of such termination within sixty (60) days following the taking of possession by such public or quasi-public authority, and this Lease shall expire on the date specified in the notice of termination, which shall be not less than sixty (60) days after the giving of such notice, as fully and completely as if such date were the date hereinbefore set forth as the expiration of the Term, and the Base Rent and Adjustments hereunder shall be apportioned as of such date.

10.04                 Award. Landlord shall be entitled to receive the entire award, including the damages for the property taken and damages to the remainder, with respect to any condemnation proceedings affecting the Building. Tenant agrees not to make any claim against Landlord or the condemning authority for any portion of such award or compensation, whether attributable to the value of any unexpired portion of the Term, leasehold improvements or otherwise, Tenant irrevocably assigning any and all such claims to Landlord; provided, however, Tenant may make a separate award for relocation costs and business interruption.

ARTICLE 11 - RELEASE, WAIVER AND INDEMNIFICATION

11.01                 Release. Subject to applicable waivers of subrogation, Tenant releases Landlord, its beneficiaries, mortgagees, stockholders, agents (including, without limitation, management agents), partners, officers, servants and employees, and their respective agents, partners, officers, servants and employees (“Related Parties”), from and waives all claims for damages to person or property sustained by Tenant or by any occupant of the Premises or the Building, or by any other person, resulting directly or indirectly from fire or other casualty, any existing or future condition, defect, matter or thing in the Premises, the Building or any part thereof, or from any equipment or appurtenance therein, or from any accident in or about the Building, or from any act or neglect of any tenant or other occupant of the Building or of any other person, other than Landlord or its agents. If any damage to the Building or any equipment or appurtenance therein, whether belonging to Landlord or to other tenants in the Building, results from any act or neglect of Tenant, its agents, employees, guests or invitees, Tenant shall be liable therefor and Landlord may, at Landlord’s option repair such damage, and Tenant shall, upon demand by Landlord, reimburse Landlord the total cost of such repairs and damages to the Building. Landlord shall not be liable (i) for any damage caused by other tenants or persons in or about the Building or Premises, or (ii) for any loss or damage to person or property which is either covered by insurance or which Tenant is required to insure under this Lease. Tenant shall look to its property damage or business interruption insurance policies, and not to Landlord for any loss incurred as a result of damage to its property or interruption of its business.

11.02                 Tenant’s Indemnification. To the extent not expressly prohibited by law, Tenant agrees to hold harmless and indemnify Landlord and Landlord’s Related Parties from and against claims and liabilities, including reasonable attorneys’ fees, (i) for injuries to all persons and damage to or theft or misappropriation or loss of property occurring in or about the Premises arising from Tenant’s occupancy of the Premises or the conduct of its business, or from activity, work, or thing done, permitted or suffered by Tenant, its employees, agents, guests or invitees in or about the Premises and the Building, or (ii) from any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed pursuant to the terms of this Lease, or (iii) due to any other act or omission of Tenant, its agents, employees, guests or invitees, or (iv) if any person, not a party to this Lease, shall institute an action against Tenant in which Landlord or Landlord’s Related Parties shall be made a party. Landlord may, at its option, repair such damage or replace such loss, and Tenant shall upon demand by Landlord reimburse Landlord for all costs of such repairs, replacement and damages in excess of amounts, if any, paid to Landlord under insurance covering such damages. In the event any action or proceeding is brought against Landlord or Landlord’s Related Parties by reason of any such claims, then, upon notice from Landlord, Tenant covenants to defend such action or proceeding by counsel reasonably satisfactory to Landlord.

11.03                 Landlord’s Indemnification. Subject to applicable waivers of subrogation, releases, and limitations on liability, Landlord shall defend and hold Tenant and its officers, directors, partners and employees harmless from and against all liabilities, losses, demands, actions, expenses or claims, including reasonable attorneys’ fees and court costs but excluding consequential damages, for injury to or death of any person or for damage to any property to the extent such are determined to be caused by the gross negligence or willful misconduct of Landlord, its agents, employees, or contractors in or about the Premises or Building. None of the events or conditions set forth in this paragraph shall be deemed a constructive or actual eviction or entitle Tenant to any abatement or reduction of Rent.

11.04                 Limitation on Landlord’s Liability. Tenant agrees that in the event Tenant shall have any claim against Landlord or Landlord’s Related Parties under this Lease arising out of the subject matter of this Lease, Tenant’s sole recourse shall be against Landlord’s interest in the Building, for the satisfaction of any claim, judgment or decree requiring the payment of money by Landlord or Landlord’s Related Parties as a result of a breach hereof or otherwise in connection with this Lease, and no other property or assets of Landlord, Landlord’s Related Parties or their successors or assigns, shall be subject to the levy, execution or other enforcement procedure for the satisfaction of any such claim, judgment, injunction or decree. Under no circumstances shall Landlord be liable for, and Tenant hereby waives, consequential, punitive, special, or exemplary damages, or any damages similar thereto.

ARTICLE 12 - INSURANCE; WAIVER OF SUBROGATION

12.01                 Tenant’s Liability Insurance. Tenant shall maintain throughout the entire Term, as may be extended, commercial general liability insurance against any and all claims for bodily injury and property damage occurring in, or about the Premises arising out of Tenant’s use and occupancy of the Premises. Such insurance shall have limits of not less than One Million Dollars ($1,000,000) per occurrence with a Two Million Dollar ($2,000,000) aggregate limit and excess umbrella liability insurance in the amount of Four Million Dollars ($4,000,000). Such liability insurance shall be primary and not contributing to any insurance available to Landlord and Landlord’s insurance shall be in excess thereto. In no event shall the limits of such insurance be considered as limiting the liability of Tenant under this lease.

12.02                 Tenant’s Property Insurance. Tenant shall maintain throughout the entire term of this Lease, as may be extended, personal property insuring all equipment, trade fixtures, inventory, fixtures, and personal property located on or in the Premises for perils covered by the causes of loss - special form (all risk). Such insurance shall be written on a replacement cost basis in an amount equal to one hundred percent (100%) of the full replacement value of the aggregate of the foregoing.

12.03                 Business Interruption Insurance. Tenant shall maintain throughout the entire term of this Lease, as may be extended, business interruption and extra expense insurance in such amounts to reimburse Tenant for direct or indirect loss attributable to all perils commonly insured against by prudent tenants or attributable to prevention of access to the Premises or the Building as result of such perils, up to a maximum amount of One Million Dollars ($1,000,000).

12.04                 Workers’ Compensation/Employers Liability Insurance. Tenant shall maintain throughout the entire term of this Lease, as may be extended, workers’ compensation insurance in accordance with statutory law and employers’ liability insurance with a limit of not less than One Million Dollars ($1,000,000) per accident, One Million Dollar ($1,000,000) disease policy limit and One Million Dollar ($1,000,000) disease limit each employee.

12.05                 Increase in Coverage. Following the initial term of this Lease and not more than once during any five (5) year period thereafter, Landlord may, by notice to Tenant, require an increase in policy limits; provided that the same are commercially reasonable and in keeping with the insurance requirements of owners of similar properties in the applicable submarket in which the Premises is located.

12.06                 General Requirements. The policies required to be maintained by Tenant shall be with companies rated A-X or better by A.M. Best. Insurers shall be licensed to do business in the Commonwealth of Massachusetts and domiciled in the USA. Any deductible amounts under any insurance policies required hereunder shall not exceed Ten Thousand Dollars ($10,000). Certificates of insurance shall be delivered to Landlord prior to the commencement date and annually thereafter as soon as practicable prior to the policy expiration date, each identifying Landlord, the applicable property management company and any applicable lender as additional insureds. Tenant shall have the right to provide insurance coverage which it is obligated to carry pursuant to the terms hereof in a blanket policy, provided such blanket policy expressly affords coverage to the Premises and to Landlord as required by this Lease. Each policy of insurance shall provide that the insurance provider will endeavor to notify Landlord at least thirty (30) days prior to any cancellation of the insurance coverage.

12.07                 Failure to Maintain. In the event Tenant does not purchase the insurance required by this lease or keep the same in full force and effect, Landlord may, but shall not be obligated to purchase the necessary insurance and pay the premium. The Tenant shall repay to Landlord, as additional rent, the amount so paid promptly upon demand. In addition, Landlord may recover from Tenant and Tenant agrees to pay, as additional rent, any and all reasonable expenses (including attorneys’ fees) and damages which Landlord may sustain by reason of the failure of Tenant to obtain and maintain such insurance.

12.08                 Waiver of Subrogation. Landlord and Tenant hereby mutually waive their respective rights of recovery against each other for any loss of, or damage to, either parties’ property, to the extent that such loss or damage is insured by an insurance policy (or in the event either party elects to self-insure any property coverage required) required to be in effect at the time of such loss or damage. Each party shall obtain any special endorsements, if required by its insurer whereby the insurer waives its rights of subrogation against the other party. The provisions of this clause shall not apply in those instances in which waiver of subrogation would cause either party’s insurance coverage to be voided or otherwise made uncollectible.

ARTICLE 13 - LANDLORD’S RIGHT OF ACCESS

13.01                 Entry into Premises. Landlord and its contractors and representatives shall have the right to enter the Premises at all reasonable times to perform janitorial and cleaning services and, after written notice (which Landlord shall provide one business day in advance except in the case of emergencies), to inspect the same, to make repairs, alterations and improvements, to maintain the Premises and the Building, specifically including, but without limiting the generality of the foregoing, to make repairs, additions or alterations within the Premises to mechanical, electrical and other facilities serving other premises in the Building, to post such reasonable notices as Landlord may desire to protect its rights, to exhibit the Premises to mortgagees and purchasers, and, during the one (1) year period prior to the expiration of the Term, to exhibit the Premises to prospective tenants. Tenant shall permit Landlord to erect, use, maintain and repair pipes, cables, conduit, plumbing, vents and wires, in, to and through the Premises to the extent Landlord may now or hereafter reasonably deem necessary or appropriate for the proper operation, maintenance and repair of the Building and any portion of the Premises.

13.02                 Landlord’s Repairs. Landlord shall also have the right to take all material into the Premises that may be required for the purposes set forth in the foregoing Section 13.01 without the same constituting a constructive eviction of Tenant, in whole or in part, and Rent shall not abate (except as provided in Articles 9 and 10) while said repairs, alterations, improvements or additions are being made, by reason of loss or interruption of business of Tenant, or otherwise. If Tenant shall not be personally present to open and permit entry into the Premises, at any time, when for any reason entry therein shall be necessary or desirable, Landlord or Landlord’s agents may enter the Premises by a master key, or may forcibly enter the same, without rendering Landlord or such agents liable therefor (if during such entry Landlord or Landlord’s agents shall accord reasonable care to Tenant’s property), and without in any manner affecting the obligations and covenants of this Lease.

13.03                 Minimize Interference. In exercising its rights under this Article, Landlord will use reasonable efforts to minimize any interference with Tenant’s use or occupancy of the Premises, provided that Landlord will not be obligated to provide overtime labor or perform work after regular Building hours.

ARTICLE 14 - RIGHTS RESERVED TO LANDLORD

Landlord shall have the following rights exercisable without notice and without liability to Tenant for damage or injury to property, person or business (all claim’s for damage being hereby waived and released by Tenant) and without effecting an eviction or disturbance of Tenant’s use or possession or giving rise to any claim for set-offs or abatement of Rent:

(a)                                 To change the name or street address of the Building or the suite number of the Premises;

(b)                                 To install and maintain signs on the exterior and interior of the Building;

(c)                                  To designate all sources furnishing sign painting and lettering, towels, coffee cart service, vending machines or toilet supplies used or consumed on the Premises and the Building;

(d)                                 To have pass keys to the Premises;

(e)                                  To grant to anyone the exclusive right to conduct any business or render any service in the Building, provided such exclusive right shall not operate to exclude Tenant from the use expressly permitted by this Lease;

(f)                                   To make repairs, additions or alterations to the Building which may change, eliminate or remove common areas, parking areas, or the method of ingress to or egress from the Building and such areas, to convert common areas into leasable areas, or otherwise alter, repair or reconstruct the common areas or change the use thereof, to change the arrangement or location of entrances or passageways, doors and doorways, corridors, elevators, stairs, toilets or other public parts of the Building, and to close entrances, doors, corridors, elevators, plaza or other facilities, and to perform any acts related to the safety, protection, preservation, reletting, sale or improvement of the Premises or the Building;

(g)                                  To have access to all mail chutes or boxes according to the rules of the United States Postal Service;

(h)                                 To require all persons entering or leaving the Building during such hours as Landlord may from time to time reasonably determine to identify themselves to security personnel by registration or otherwise, and to establish their right to enter or leave and to exclude or expel any peddler, solicitor or beggar at any time from the Premises or the Building; and

(i)                                     To close the Building at 6:00 p.m. on weekdays, 1:00 p.m. on Saturdays, and all day on Sundays and Holidays, or at such other reasonable times as Landlord may determine, subject, however, to Tenant’s right to admittance under such regulations as shall be prescribed from time to time by Landlord in its reasonable discretion.

ARTICLE 15 - TRANSFER OF LANDLORD’S INTEREST

As used in this Lease, the term “Landlord” means only the current owner of the fee title to the Building or the leasehold estate under a ground lease of the Building at the time in question. Each Landlord is obligated to perform the obligations of Landlord under this Lease only during the time such Landlord owns such interest or title. Any Landlord who transfers its title or interest in the Building is relieved of all liabilities for the obligations of Landlord under this Lease to be performed on or after the date of transfer. Tenant agrees to look solely to the transferee with respect to all matters in connection with this Lease.

ARTICLE 16 - TRANSFER OF TENANT’S INTEREST

16.01                 Landlord’s Consent. Tenant shall not sell, assign, encumber, mortgage or transfer this Lease or any interest therein, sublet or permit the occupancy or use by others of the Premises or any part thereof, or allow any transfer hereof of any lien upon Tenant’s interest by operation of law or otherwise (collectively, a “Transfer”) without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned, or delayed. Without limiting Landlord’s right to withhold such consent, the withholding of such consent may be based upon, but not limited to, the following:

(1)                                 The financial strength of the proposed assignee or subtenant, including but not limited to the adequacy of its working capital to pay all expenses anticipated in connection with any proposed remodeling of the Premises.

(2)                                 The business reputation, character, history and nature of the business of the proposed assignee or subtenant.

(3)                                 Whether the proposed assignee or subtenant is a person with whom Landlord has negotiated for space in the Building during the twelve (12) month period ending with the date Landlord receives notice of such proposed assignment or subletting.

(4)                                 The proposed assignee or subtenant or any person or entity which directly or indirectly controls, is controlled by or is under common control with the proposed assignee or subtenant, is then an occupant or tenant of any other space in the Building.

(5)                                 The proposed assignee or subtenant is a domestic or foreign government, or an entity related to foreign government, or otherwise be entitled, directly or indirectly, to diplomatic or sovereign immunity (any transferee must be subject to the service of process in, and be subject to the jurisdiction of the courts of, the local jurisdiction in which the Building is located).

(6)                                 Whether the proposed use of the Premises by such proposed assignee or subtenant and the compatibility of such proposed use with (i) Landlord’s strategic plan, and (ii) the quality and nature of uses by other tenants. The proposed use must be consistent with the first class nature of the Building.

(7)                                 The proposed use would cause a violation of any other rights granted by Landlord to other tenants.

(8)                                 The proposed assignee or subtenant is a “high density” user or otherwise may overburden the common elements, and the proposed occupancy shall not materially increase the cleaning requirements, impose a material additional burden upon services to be supplied by Landlord to Tenant, or materially increase the burden on either parking or the elevators which service the Premises, in each case beyond that which is associated with normal occupancy.

(9)                                 Whether there then exists any default by Tenant pursuant to this Lease or any non-payment or non-performance by Tenant under this Lease which, with the passage of time or the giving of notice, would constitute a default under this Lease.

(10)                          Landlord’s reasonable determination that each and every covenant, condition or obligation imposed upon Tenant by this Lease and each and every right, remedy or benefit afforded Landlord by this Lease is not impaired or diminished by such assignment or subletting.

(11)                          Either the area of the Premises to be sublet or the remaining area of the Premises is not regular in shape with appropriate means of ingress or egress suitable for normal renting purposes.

(12)                          The proposed assignment or sublease instrument does not have the substance or form which is reasonably acceptable to Landlord.

Tenant shall not have publicly advertised in any way the availability of the Premises at a rental rate less than the fixed rent and additional rent at which Landlord is then offering to lease comparable space in the Building for a comparable term, but nothing contained in this clause (x) shall be deemed to prohibit Tenant, without Landlord’s consent or approval, from listing with brokers the availability of the Premises for sublet or assignment at any rental rate, and Landlord hereby acknowledges that brokers’ fliers shall not be deemed to constitute public advertisements.

Notwithstanding any provision of this Lease to the contrary, provided that Tenant remains liable on this Lease, provides Landlord with prior written notice and names of the applicable transferee and a copy of the applicable assignment or sublease agreement, and Tenant is not then in default beyond any applicable notice and cure period, then the following transfers will not require Landlord’s prior consent (each a “Permitted Transfer”, and any successor to Tenant pursuant to a Permitted Transfer is sometimes referred to herein as a “Permitted Transferee”):

(a)                                 a transfer to any entity which is controlled by Tenant;

(b)                                 a transfer to any entity which controls Tenant (“Parent”);

(c)                                  a transfer to any entity which is controlled by Tenant’s Parent; and

(d)                                 a transfer to any entity into which or with which Tenant is merged or consolidated, any entity that acquires more than fifty percent (50%) of Tenant’s outstanding voting power, or any entity which purchases substantially all of Tenant’s assets, provided that such transferee or surviving corporation has a tangible net worth and credit rating at least as favorable as Tenant at both the time of the execution of this Lease and at the time of the proposed transaction, as evidenced by financial statements (pro forma, if applicable) supplied by Tenant to Landlord.

16.02                 Notice to Landlord.

(a)                                 Offer Notice. Prior to any Transfer (other than a Permitted Transfer), Tenant shall submit to Landlord a notice (any such notice being hereinafter called an “Offer Notice”), which may or may not be based upon a bona fide written offer from an independent third party or such third party’s broker, along with a non-refundable Transfer request fee of Two Thousand Five Hundred Dollars ($2,500.00). The proposed assignee or subtenant shall provide Landlord with the names of the persons holding an ownership interest in the assignee or subtenant for purposes of compliance with Presidential Executive Order 13224 (issued September 24, 2001). If Tenant shall have received and negotiated a bona fide written offer from an independent third party or such third party’s broker, the Offer Notice shall contain the information set forth in clauses (i), (ii), (iii), (iv) and (v) below. If Tenant shall not have received and negotiated a bona fide written offer from an independent third party or such third party’s broker, the Offer Notice shall contain the information set forth in clauses (ii), (iii) and (iv) below.

(i)                                     the name and address of the proposed subtenant or assignee and a brief description of such person’s or entity’s business, such person’s or entity’s proposed use of the Premises or applicable portion thereof, current financial information in respect of such person or entity (including, without limitation, its most recent balance sheet and income statements certified by its chief financial officer or a certified public accountant, Landlord agreeing to hold any such financial information in confidence and make no disclosure thereof except to Landlord’s accountants and attorneys, a Mortgagee or superior lessor, and otherwise as required by law), the identity of any broker entitled to a commission in respect of such subletting or assignment and the commission, if any, payable to such broker, and any other information reasonably requested by Landlord;

(ii)                                  a description of all of the material economic terms and conditions of the proposed subletting or assignment (including, without limitation, with respect to a subletting, a description of the portion of the

Premises proposed to be sublet, the proposed fixed rent, additional rent, base amounts or years, if any, free rent and other concessions, if any, the term, the party responsible for the cost of physical separation and end of term restoration, and other similar, material proposed terms and conditions) setting forth all consideration to be received or paid by Tenant for or in connection with such subletting or assignment (including, without limitation, any payment to be made for Tenant’s Property or leasehold improvements) and the terms of payment therefor. A writing containing all of the information required by this clause (ii) submitted by an independent third party (or such party’s authorized real estate broker) shall be deemed to be a bona fide offer for purposes hereof even if it shall state in substance that no legally binding agreement will in any event be deemed to exist unless and until Tenant and such third party shall have executed a sublease or assignment instrument, as the case may be. The effective date of the proposed sublease or assignment shall be at least thirty (30) days but not more than one hundred eighty (180) days after the date of the giving of such notice, and the offer shall be conditioned on Landlord’s consent thereto and shall comply with the provisions of this Section;

(iii)                               the transaction expenses reasonably estimated to be incurred by Tenant;

(iv)                              executed copies of all other agreements, if any, relating to the proposed assignment or sublease and, if not fully disclosed by such agreements, a statement of all consideration to be received or paid by Tenant for or in connection with such assignment or sublease (including, without limitation, any payment to be made for Tenant’s Property or leasehold improvements) and the terms of payment therefor; and

(v)                                 such other information as Landlord may reasonably require.

(b)                                 Preliminary Approval. Subject to Landlord’s underletting or recapture rights and subject to Landlord’s final approval, as applicable, if the Offer Notice is based upon a bona fide written offer from an independent third party or such third party’s broker and contains the information required herein, Landlord shall, within thirty (30) days after receipt of such Offer Notice, approve or disapprove the identity of the proposed subtenant or assignee, which approval shall not be unreasonably withheld, conditioned or delayed provided that the conditions herein shall be satisfied.

16.03                 Landlord’s Right of Recapture. Tenant shall, by written notice in the form specified in the following sentence, advise Landlord of Tenant’s intention on a stated date (which shall not be less than thirty (30) days after date of Tenant’s notice) to sublet, assign, mortgage or otherwise Transfer any part or all of the Premises or its interest therein for the balance or any part of the Term, and, in such event, except in the event of a Permitted Transfer, Landlord shall have the right, to be exercised by giving written notice to Tenant within ten (10) business days after receipt of Tenant’s notice, to recapture the space described in Tenant’s notice and such recapture notice shall, if given, cancel and terminate this Lease with respect to the space therein described as of the date stated in Tenant’s notice. If Tenant’s notice shall cover all of the space hereby demised, and Landlord shall elect to give the aforesaid recapture notice with respect thereto, then the Term shall expire and end on the date stated in Tenant’s notice as fully and completely as if that date had been herein definitely fixed for the expiration of the Term. If, however, this Lease is terminated pursuant to the foregoing with respect to less than the entire Premises, the Base Rent and Adjustments then in effect shall be adjusted on the basis of the number of rentable square feet retained by Tenant in proportion to the original Rentable Area of the Premises, and this Lease as so amended shall continue thereafter in full force and effect. In such event, Tenant shall pay the cost of erecting demising walls and public corridors and making other required modifications to physically separate the portion of the Premises remaining subject to this Lease from the rest of the Premises. If Landlord, upon receiving Tenant’s notice that it intends to sublet or assign any such space, shall not exercise its right to recapture the space described in Tenant’s notice, Landlord will, as hereinabove provided, determine whether to approve Tenant’s request to sublet or assign the space covered by its notice.

16.04                 Excess Rent. If Tenant individually, or as debtor or debtor in possession or if a trustee in bankruptcy acting on behalf of Tenant pursuant to the Bankruptcy Code, 11 U.S.C. 101 et seq., shall sublet or assign the Premises or any part thereof or assign any interest in this Lease at a rental rate (or additional consideration) in excess of the then current Base Rent and Adjustments per rentable square foot, fifty percent (50%) of said excess Rent (or additional consideration) shall be and become the property of Landlord and shall be paid to Landlord as it is received by Tenant, less Tenant’s reasonable brokerage (excluding commissions paid to brokers who are Tenant’s affiliates), legal and other expenses (“Tenant’s Costs”) incurred in connection with such assignment or, in the case of a sublease, less the monthly pro rata share of such Tenant’s Costs as determined by dividing such Tenant’s Costs by the number of months in the term of such sublease. If Tenant shall sublet the Premises or any part thereof, Tenant shall be responsible for all actions and neglect of the subtenant and its officers, partners, employees, agents, guests and invitees as if such subtenant and such persons were employees of Tenant. Nothing in this Section shall be construed to relieve Tenant from the obligation to obtain Landlord’s prior written consent to any proposed sublease.

16.05                 Included Transfers. If Tenant is a partnership, a withdrawal or change, whether voluntary, involuntary or by operation of law or in one or more transactions, of partners owning a controlling interest in Tenant shall be deemed a voluntary assignment of this Lease and subject to the provisions of this Article. If Tenant is a corporation, any dissolution, merger, consolidation or other reorganization of Tenant, or the sale, transfer or redemption of a controlling interest of the capital stock of Tenant in one or more transactions, shall be deemed a voluntary assignment of this Lease and subject to the provisions of this Article. However, the preceding sentence shall not apply to corporations the stock of which is traded through a national or regional exchange or over-the-counter. Neither this Lease nor any interest therein nor any estate created thereby shall pass by operation of law or otherwise to any trustee, custodian or receiver in bankruptcy of Tenant or any assignee for the assignment of the benefit of creditors of Tenant.

16.06                 Marketing. Tenant hereby agrees to list the Premises (or portion thereof) for subleasing or assignment through a broker or real estate agent designated by Landlord and no other broker or real estate agent.

16.07                 Options. Tenant acknowledges and agrees that any and all options granted under this Lease, if any (including, without limitation, options regarding termination, renewal, extension, expansion, offer and/or refusal), shall be deemed to be personal to Tenant and any Permitted Transferee and if Tenant subleases, assigns or otherwise transfers any interest hereunder (other than to a Permitted Transferee) prior to the exercise of such option, such option shall lapse and be of no further force or effect.

16.08                 NO RELEASE. UNDER NO CIRCUMSTANCES SHALL ANY TRANSFER BY TENANT, REGARDLESS OF WHETHER LANDLORD’S CONSENT WAS REQUIRED OR GIVEN, RELEASE TENANT OR ANY GUARANTOR FROM ANY OBLIGATIONS UNDER THIS LEASE OR ANY APPLICABLE GUARANTY.

16.09                 Space Sharing Arrangement. Notwithstanding anything contained in this Article 16 or elsewhere in this Lease to the contrary, Tenant may, without the prior written consent of Landlord and free of all rights of Landlord to recapture any portion of the Premises pursuant to Section 16.03, above, enter into Space Sharing Arrangements (as hereinafter defined) with Qualified Parties and shall have the right to replace any one or more of such Qualified Parties from time to time with other Qualified Parties; provided, however, that such Qualified Parties shall not occupy, in the aggregate, more than 50% of the rentable square feet of floor area of the Premises. As used herein, the term “Space Sharing Arrangement” shall mean arrangements for use by a Qualified Party (and its employees) of all or any part of the Premises and Tenant agrees that there shall be no separate construction of partitions, offices or entrances. In connection with any such Space Sharing Arrangement, Tenant shall (a) notify Landlord of the Qualified Party’s name, and (b) provide such information as reasonably requested by Landlord in order to verify compliance with the provisions of this Lease. As used herein, the term “Qualified Party” shall mean any affiliate of Tenant or any subsidiary of Tenant. Notwithstanding any Space Sharing Arrangement, the liability of Tenant to Landlord shall remain direct and primary. Landlord agrees to reasonably cooperate with Tenant in providing Qualified Parties with access to the Building and the Premises.

The Qualified Parties may occupy space in the Premises for the Permitted Uses and for no other purpose. If any Qualified Party occupies any portion of the Premises as described herein, it is agreed that (i) the use of the Premises by such Qualified Party shall be subject to all provisions of this Lease; (ii) all notices required of Landlord under this Lease shall be forwarded only to Tenant in accordance with the terms of this Lease and in no event shall Landlord be required to send any notices to any Qualified Party; (iii) in no event shall any use or occupancy of any portion of the Premises by any Qualified Party release or relieve Tenant from any of its obligations under this Lease; and (iv) in no event shall the occupancy of any portion of the Premises by Qualified Parties be deemed to create a landlord/tenant relationship between Landlord and such Qualified Parties, and, in all instances, Tenant shall be considered the sole tenant under this Lease notwithstanding the occupancy of any portion of the Premises by such Qualified Parties.

ARTICLE 17 - DEFAULT; LANDLORD’S RIGHTS AND REMEDIES

17.01                 Default. The occurrence of any one or more of the following matters constitutes a default (“Default”) by Tenant under this Lease:

(a)                                 Failure by Tenant to pay, within five (5) days after the due date, any Rent or any other amounts due and payable by Tenant under this Lease; provided, however, on the first (1st) occasion with respect to such failure during any twelve (12) month period, Landlord shall furnish Tenant with written notice of such failure and permit Tenant a five (5) day period to cure such failure;

(b)                                 Failure by Tenant to observe or perform any other covenant, agreement, condition or provision of this Lease, if such failure shall continue for twenty (20) days after written notice thereof to Tenant by Landlord; provided, if the default is not reasonably susceptible to a cure within twenty (20) days, Tenant shall be afforded a reasonable period thereafter to effect a cure;

(c)                                  The levy upon execution or the attachment by legal process of the leasehold interest of Tenant, or the filing or creation of a lien in respect of such leasehold interest;

(d)                                 Tenant or any guarantor of this Lease becomes insolvent or bankrupt or admits in writing its inability to pay its debts as they mature, makes an assignment for the benefit of creditors, or applies for or consents to the appointment of a trustee or receiver for itself or for all or a part of its property;

(e)                                  Proceedings for the appointment of a trustee, custodian or receiver of Tenant or any guarantor of this Lease or for all or a part of Tenant’s or such guarantor’s property are filed against Tenant or such guarantor and are not dismissed within thirty (30) days;

(f)                                   Proceedings in bankruptcy, or other proceedings for relief under any law for the relief of debtors, are instituted by or against Tenant or any guarantor of this Lease, and, if instituted against Tenant or such guarantor, are allowed against either or are consented to by either or are not dismissed within sixty (60) days thereof; and

(g)                                  Tenant shall repeatedly default in the timely payment of Rent or any other charges required to be paid, or shall repeatedly default in keeping, observing or performing any other covenant, agreement, condition or provision of this Lease, whether or not Tenant shall timely cure any such payment or other default. For the purposes of this subsection, the occurrence of similar defaults three (3) times during any twelve (12) month period shall constitute a repeated default.

Any notice periods provided for under this Article shall run concurrently with any statutory notice periods, and any notice given hereunder may be given simultaneously with or incorporated into any such statutory notice.

17.02                 Landlord’s Remedies. If a Default occurs, Landlord shall have the following rights and remedies, which shall be distinct, separate and cumulative, and which may be exercised by Landlord concurrently or consecutively in any combination and which shall not operate to exclude or deprive Landlord of any other right or remedy which Landlord may have at law or in equity:

(a)                                 Landlord may terminate this Lease by giving to Tenant notice of Landlord’s intention to do so, in which event the Term shall end, and all right, title and interest of Tenant hereunder shall expire, on the date stated in such notice;

(b)                                 Landlord may terminate the right of Tenant to possession of the Premises by any lawful means, without terminating this Lease. In such event, Tenant’s obligations under this Lease shall continue in full force and effect and Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant’s default, not limited to those set forth herein; and

(c)                                  Landlord may enforce the provisions of this Lease and may enforce and protect the rights of Landlord hereunder by a suit or suits in equity or at law for the specific performance of any covenant or agreement contained herein, or for the enforcement of any other appropriate legal or equitable remedy, including injunctive relief and recovery of all moneys due or to become due from Tenant under any of the provisions of this Lease.

17.03                 Surrender of Possession. If Landlord exercises either of the remedies provided for in subparagraphs (a) and (b) of Section 17.02 above, Tenant shall surrender possession and vacate the Premises immediately and deliver possession thereof to Landlord, and Landlord may then, or at any time thereafter, re-enter and take complete and peaceful possession of the Premises, full and complete license so to do being granted to Landlord, and Landlord may remove all property therefrom, without being deemed in any manner guilty of trespass, eviction or forcible entry and detainer and without relinquishing Landlord’s right to Rent or any other right given to Landlord hereunder or by operation of law. Any re-entry by Landlord following abandonment by Tenant shall not, unless Landlord so elects in a written notice to Tenant, constitute or be deemed to constitute acceptance by Landlord of a surrender of this Lease, but rather, upon such abandonment, Tenant’s right to possession of the Premises shall cease, but Tenant shall remain liable for all of its obligations under this Lease.

17.04                 Damages. If Landlord terminates the right of Tenant to possession of the Premises without terminating this Lease, such termination of possession shall not release Tenant, in whole or in part, from Tenant’s obligation to pay the Rent hereunder for the full stated Term, and Landlord shall have the right to the immediate recovery of all such amounts. Alternatively, at Landlord’s option, Landlord shall have the right, from time to time, to recover from Tenant, and Tenant shall remain liable for, all Base Rent and Adjustments and any other sums then due under this Lease during the period from the date of such notice or termination of possession to the end of the Term. Landlord may file suit from time to time to recover any such sums and no suit or recovery by Landlord of any such sums or portion thereof shall be a defense to any subsequent suit brought for any other sums due under this Lease. Alternatively, if Landlord elects to terminate this Lease, Landlord shall be entitled to recover from Tenant all Base Rent and Adjustments accrued and unpaid for the period up to and including such termination date, as well as all other additional sums payable by Tenant hereunder. In addition, Landlord shall be entitled to recover, as damages for loss of the benefit of its bargain and not as a penalty, the sum of (x) the unamortized cost to Landlord, computed and determined in accordance with generally accepted accounting principles, of any tenant improvements provided by Landlord at its expense, (y) the aggregate sum which at the time of such termination represents the excess, if any, or the present value of the aggregate Base Rent and Adjustments (as reasonably estimated by Landlord) for the remainder of the Term over the then present value of the then aggregate fair rental value of the Premises for the balance of the Term, immediately prior to such termination, such present worth to be computed in each case on the basis of a six percent (6%) per annum discount from the respective dates upon which rentals would have been payable hereunder had the Term not been terminated, and (z) any damages in addition thereto, including reasonable attorneys’ fees and court costs, which Landlord shall have sustained by reason of the breach of any of the covenants of this Lease other than for the payment of Rent.

17.05                 Reletting. In the event Landlord terminates the right of Tenant to possession of the Premises without terminating this Lease as aforesaid, Landlord shall use reasonable efforts to relet the Premises or any part thereof for the account of Tenant for such rent, for such time (which may be for a term extending beyond the Term) and upon such terms as Landlord in Landlord’s sole discretion shall determine (including concessions of free rent and other inducements to prospective tenants), and Landlord shall not be required to accept any tenant offered by Tenant or to observe any instructions given by Tenant relative to such reletting and may give the leasing of any unleased space in the Building priority over the reletting of the Premises. Also, in any such event, Landlord may make repairs, alterations and additions in or to the Premises and redecorate the same to the extent deemed by Landlord necessary, and, in connection therewith, change the locks to the Premises, and Tenant shall upon demand pay the cost thereof together with Landlord’s expenses of reletting. Landlord may collect the rents from any such reletting and apply the same first to the payment of the expenses of re-entry, redecoration, repair and alterations and the expense of reletting (including without limitation brokers’ commissions and reasonable attorneys’ fees) and second to the payment of Rent herein provided to be paid by Tenant. Any excess or residue shall operate only as an offsetting credit against the amount of Rent as the same theretofore became or thereafter becomes due and payable hereunder, but the use of such offsetting credit to reduce the amount of Rent due Landlord, if any, shall not be deemed to give Tenant any right, title or interest in or to such excess or residue and any such excess or residue shall belong solely to Landlord. No such re-entry or repossession, repairs, alterations and additions, or reletting shall be construed as an eviction or ouster of Tenant, an election on Landlord’s part to terminate this Lease or an acceptance of a surrender of this Lease, unless a written notice of such intention be given to Tenant, or shall operate to release Tenant in whole or in part from any of Tenant’s obligations hereunder. Landlord may, at any time and from time to time, sue and recover judgment for any deficiencies remaining after the application of the proceeds of any such reletting.

17.06                 Removal of Tenant’s Property. All property removed from the Premises by Landlord pursuant to any provisions of this Lease or of law shall be handled, removed or stored by Landlord at the cost, expense and risk of Tenant, and Landlord, shall in no event be responsible for the value, preservation or safekeeping thereof. Tenant shall pay Landlord upon demand for all expenses incurred by Landlord in such removal and storage.

17.07                 Intentionally Omitted.

17.08                 Costs. Tenant shall pay all costs, charges and expenses, including, without limitation, court costs and reasonable attorneys’ fees incurred by Landlord or its beneficiaries in enforcing Tenant’s obligations under this Lease, in the exercise by Landlord of any of its remedies in the event of a default, in any litigation, negotiation or transactions in which Tenant causes Landlord, without Landlord’s fault, to become involved or concerned, or in consideration of any request for approval of or consent to any action by Tenant which is prohibited by this Lease or which may be done only with Landlord’s approval or consent, whether or not such approval or consent is given.

17.09                 Late Charges and Interest. At the option of Landlord, Landlord may impose a late payment fee equal to ten percent (10%) of the amount due if any payment of Rent is paid more than five (5) days after its due date. In addition, any amount due hereunder shall bear interest after default in the payment thereof at the annual rate of Prime plus five percent (5%) “Prime” means the prime interest rate per annum for commercial loans (as published from time to time by The Wall Street Journal (http://www.wsjprimerate.us), and with any changes in such rate to be effective on the date such change is published) plus five percent (5%) per annum, but if such rate exceeds the maximum interest rate permitted by law, such rate will be reduced to the highest rate allowed by law under the circumstances, provided that in no event shall such interest rate exceed the highest legal interest rate for business loans. Notwithstanding the foregoing, on the first (1st) occasion and second (2nd) occasion (so long as the second (2nd) occasion does not occur with respect to the next payment of Rent due directly following the first (1st) occasion) only during any twelve-month period during the Term, no such late charge or interest shall be payable with respect to any delinquent payment if such payment is received by Landlord within five (5) days following written notice of such failure. Further, to partially compensate Landlord for banking, administrative and accounting costs, Tenant shall pay to Landlord a fee of One Hundred Dollars ($100.00) (which may be increased from time to time, upon prior written notice) per occurrence for any check received for payments under this Lease that is not immediately honored for any reason whatsoever (including, without limitation, insufficient funds), which fee shall be in addition and without limitation to any other amounts claimed by Landlord.

17.10                 Landlord’s Right to Perform Tenant’s Duties. If Tenant fails timely to perform any of its duties under this Lease, Landlord shall have the right (but not the obligation), after the expiration of any grace period specifically provided by this Lease, to perform such duty on behalf and at the expense of Tenant without further notice to Tenant, and all sums expended or expenses incurred by Landlord in performing such duty shall be deemed to be Rent under this Lease and shall be due and payable to Landlord upon demand by Landlord.

17.11                 Cumulative Rights. All of Landlord’s rights and remedies under this Lease shall be cumulative with and in addition to any and all rights and remedies which Landlord may have at law or in equity. Any specific remedy provided for in any provision of this Lease shall not preclude the concurrent or consecutive exercise of a remedy provided for in any other provision hereof.

ARTICLE 18 - COUNTERCLAIMS AND WAIVER OF JURY TRIAL

EXCEPT FOR COMPULSORY OR MANDATORY COUNTERCLAIMS, TENANT HEREBY WAIVES ANY RIGHT TO PLEAD ANY COUNTERCLAIM, OFFSET OR AFFIRMATIVE DEFENSE IN ANY ACTION OR PROCEEDINGS BROUGHT BY LANDLORD AGAINST TENANT PURSUANT TO FORCIBLE EVICTION AND DETAINER LAWS OR OTHERWISE, FOR THE RECOVERY OF POSSESSION BASED UPON THE NON-PAYMENT OF RENT OR ANY OTHER DEFAULT. THIS SHALL NOT, HOWEVER, BE CONSTRUED AS A WAIVER OF TENANT’S RIGHT TO ASSERT ANY CLAIM IN A SEPARATE ACTION BROUGHT BY TENANT AGAINST LANDLORD. TO THE EXTENT PERMITTED BY LAW, LANDLORD AND TENANT AND THEIR RESPECTIVE OFFICERS, DIRECTORS, AGENTS AND EMPLOYEES AGREE THAT EACH SHALL, AND DO HEREBY, WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY, BETWEEN OR AGAINST THE PARTIES HERETO OR THEIR SUCCESSORS OR ASSIGNS OR THEIR RESPECTIVE OFFICERS, DIRECTORS, AGENTS AND EMPLOYEES ON ANY MATTERS ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, AND/OR TENANT’S USE OR OCCUPANCY OF THE PREMISES. THIS WAIVER IS MADE FREELY AND VOLUNTARILY, WITHOUT DURESS AND ONLY AFTER EACH OF THE PARTIES HERETO HAS HAD THE BENEFIT OF ADVICE FROM LEGAL COUNSEL ON THIS SUBJECT.

ARTICLE 19 - SUBORDINATION; ATTORNMENT; ESTOPPEL CERTIFICATE

19.01                 Subordination. Landlord may have heretofore encumbered or may hereafter encumber with a mortgage or trust deed the Building, or any interest therein, and may have heretofore sold and leased back or may hereafter sell and lease back the land on which the Building is located, and may have heretofore encumbered or may hereafter encumber the leasehold estate under such lease with a mortgage or trust deed. Any such mortgage or trust deed is herein called a “Mortgage” and the holder of any such mortgage or the beneficiary under any such trust deed is herein called a “Mortgagee.” Any such lease of the underlying land is herein called a “Ground Lease”, and the lessor under any such lease is herein called a “Ground Lessor.” Any Mortgage which is a first lien against the Building, the land on which the Building is located, the leasehold estate or the lessor under a Ground Lease (if the property is not then subject to an unsubordinated mortgage) is herein called a “First Mortgage” and the holder or beneficiary of or Ground Lessor under any First Mortgage is herein called a “First Mortgagee.” Tenant acknowledges and agrees that this Lease is subordinate to the currently existing First Mortgage in effect as of the date of this Lease. Further, this Lease shall be subject and subordinate to any First Mortgage hereafter encumbering the Building provided that such future First Mortgagee has executed a non-disturbance agreement in a commercially reasonable form, reasonably acceptable to Landlord and Tenant. Subject to Tenant’s rights set forth in the preceding sentence, if requested by a First Mortgagee, Tenant will either (i) subordinate its interest in this Lease to said First Mortgage, and to any and all advances made thereunder and to the interest thereon, and to all renewals, replacements, supplements, amendments, modifications and extensions thereof, or (ii) make certain of Tenant’s rights and interest in this Lease superior thereto; and Tenant will promptly execute and deliver such agreement or agreements as may be reasonably required by such Mortgagee or Ground Lessor; provided, however, Tenant covenants it will not subordinate this Lease to any Mortgage or Ground Lease other than a First Mortgage (including a Ground Lease defined as a First Mortgage hereunder) without the prior written consent of the First Mortgagee. Tenant agrees that Landlord may assign the rents and interests in this Lease to the holder of any Mortgage or Ground Lease. Tenant agrees that Landlord may assign the rents and interests in this Lease to the holder of any Mortgage or Ground Lease. In conjunction with the foregoing provisions, following written request, Tenant hereby agrees to complete and execute any Subordination, Non-Disturbance and Attornment Agreement and/or Lease Estoppel Certificate, on such lender’s or mortgagee’s standard form provided the same is commercially reasonable and remit the same to Landlord within ten (10) business days. Notwithstanding anything to the contrary contained in this Section 19.01, Landlord shall use commercially reasonable efforts to deliver to Tenant, within sixty (60) days after the mutual execution and delivery of this Lease, a duly executed and notarized non-disturbance agreement, from the current First Mortgagee as of the date of this Lease, on such First Mortgagee’s standard form which shall be commercially reasonable and shall be reasonably acceptable to Landlord and Tenant.

19.02                 Attornment. It is further agreed that (a) if any Mortgage shall be foreclosed, or if any Ground Lease be terminated, (i) the liability of the Mortgagee or purchaser at such foreclosure sale or the liability of a subsequent owner designated as Landlord under this Lease shall exist only so long as such Mortgagee, purchaser or owner is the owner of the Building or the land on which the Building is located, and such liability shall not continue or survive after further transfer of ownership; and (ii) upon request of the Mortgagee, if the Mortgage shall be foreclosed, Tenant will attorn, as Tenant under this Lease, to the purchaser at any foreclosure sale under any Mortgage or upon request of the Ground Lessor, if any Ground Lease shall be terminated, Tenant will attorn as Tenant under this Lease to the Ground Lessor, and Tenant will execute such instruments as may be necessary or appropriate to evidence such attornment; (b) this Lease may not be modified or amended so as to reduce the Rent or shorten the Term provided hereunder, or so as to adversely affect in any other respect to any material extent the rights of Landlord or its successor, nor shall this Lease be canceled or surrendered, without the prior written consent, in each instance, of the First Mortgagee; and (c) Tenant waives the provisions of any statute or rule of law, now or hereafter in effect, that may give or purport to give Tenant any right to terminate or otherwise adversely affect Landlord’s interest in this Lease or reduce or limit the obligations of Tenant hereunder in the event of the prosecution or completion of any such foreclosure proceeding. No Mortgagee or any purchaser at a foreclosure sale shall be liable for any act or omission of Landlord which occurred prior to such sale or conveyance, nor shall Tenant be entitled to any offset against or deduction from Rent due after such date by reason of any act or omission of Landlord prior to such date. Further, Tenant agrees that no Mortgagee shall be bound by the prepayment of Rent made in excess of thirty (30) days before the date on which such payment is due.

19.03                 Mortgagee Requirements. Should any prospective First Mortgagee require a modification or modifications of this Lease, which modification or modifications will not cause an increased cost or expense to Tenant or in any other way materially and adversely change the rights and obligations of Tenant hereunder, in the reasonable judgment of Tenant, then and in such event, Tenant agrees that this Lease may be so modified and agrees to execute whatever documents are required therefor and deliver the same to Landlord within ten (10) business days following the request therefor. Should any prospective Mortgagee or Ground Lessor require execution of a short form of lease for recording (containing, among other customary provisions, the names of the parties, a description of the Premises and the Term of this Lease), Tenant agrees to execute such short form of Lease and deliver the same to Landlord within ten (10) business days following the request therefor. Should any prospective First Mortgagee notify Tenant in writing that said First Mortgagee has terminated Landlord’s license to collect rents and other monetary amounts under this Lease, Tenant shall thereafter remit all rent (and other monetary amounts required to be paid by Tenant under this Lease to Landlord, if any) directly to such First Mortgagee, and Landlord waives any right, claim, or demand it may have against Tenant by reason of Tenant’s payment of said sums to such First Mortgagee.

19.04                 Mortgagee’s Notice and Cure Rights. Tenant agrees to give any First Mortgagee, by registered or certified mail, a copy of any notice or claim of default served upon Landlord by Tenant, provided that prior to such notice Tenant has been notified in writing (by way of service on Tenant of a copy or an assignment of Landlord’s interests in leases, or otherwise) of the address of such First Mortgagee. Tenant further agrees that if Landlord shall have failed to cure such default within thirty (30) days after such notice to Landlord (or if such default cannot be cured or corrected within that time, then such additional time as may be necessary if Landlord has commenced within such thirty (30) days and is diligently pursuing the remedies or steps necessary to cure or correct such default), then the First Mortgagee shall have an additional thirty (30) days within which to cure or correct such default (or if such default cannot be cured or corrected within that time, then such additional time as may be necessary if such First Mortgagee has commenced within such thirty (30) days and is diligently pursuing the remedies or steps necessary to cure or correct such default, including the time necessary to obtain possession if possession is necessary to cure or correct such default) before Tenant may exercise any right or remedy which it may have on account of any such default of Landlord.

19.05                 Estoppel Certificate. Tenant agrees that from time to time, upon not less than ten (10) business days’ prior written request by Landlord, Tenant will, and Tenant will cause any subtenant, licensee, concessionaire or other occupant of the Premises to, promptly complete, execute and deliver to Landlord or any party or parties designated by Landlord a statement in writing certifying: (i) that this Lease is unmodified and in full force and effect (or if there have been modifications that the same are in full force and effect as modified and identifying the modifications); (ii) the dates to which the Rent and other charges have been paid; (iii) that the Premises have been unconditionally accepted by Tenant (or if not, stating with particularity the reasons why the Premises have, not been unconditionally accepted); (iv) the amount of any Security Deposit held hereunder; (v) that, so far as the party making the certificate knows, Landlord is not in default under any provisions of this Lease, if such is the case, and if not, identifying all defaults with particularity; and (vi) any other matter reasonably requested by Landlord. The initial form of estoppel certificate is attached hereto as Exhibit E. Any purchaser or Mortgagee of any interest in the Building shall be entitled to rely on said statement. Failure to give such a statement within ten (10) business days after said written request shall be conclusive evidence, upon which Landlord and any such purchaser or Mortgagee shall be entitled to rely, that this Lease is in full force and effect and Landlord is not in default and Tenant shall be estopped from asserting against Landlord or any such purchaser or Mortgagee any defaults of Landlord existing at that time but Tenant shall not thereby be relieved of the affirmative obligation to give such statement. In the event that Tenant fails to provide Landlord with such estoppel certificate within such ten (10) business day period, Landlord shall provide Tenant with a second notice (the “Second Estoppel Notice”) requesting such estoppel certificate. Such Second Estoppel Notice shall substantially state in capital letters, “FAILURE TO RETURN THE ESTOPPEL CERTIFICATE AS REQUESTED HEREIN SHALL RESULT IN A $100 PER DAY FEE.” For each day that Tenant fails to remit the estoppel certificate, commencing on the fifth (5th) day after Tenant’s receipt of the Second Estoppel Notice, Tenant shall pay a late fee of One Hundred Dollars ($100) per day until the day on which Tenant remits the estoppel certificate as set forth herein. In addition, if such failure persists after such five (5) day period, Landlord shall be entitled to pursue any and all remedies it may have with respect to such Default, including termination of this Lease or Tenant’s right to possession and collection of damages arising by reason of such Default.

19.06                 Quiet Enjoyment. Upon payment by Tenant of the rents herein provided, and upon the observance and performance of all the covenants, terms and conditions on Tenant’s part to be observed and performed, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term without hindrance or interruption by Landlord or any other person or persons lawfully or equitably claiming by, through or under Landlord, subject, nevertheless, to the terms and conditions of this Lease, and any mortgage and/or deed of trust to which this Lease is subordinate.

ARTICLE 20 - HAZARDOUS MATERIALS

20.01                 Definition. As used in this Lease, the term “Hazardous Material” means any flammable items, explosives, radioactive materials, hazardous or toxic substances, material or waste or related materials, including any substances defined as or included in the definition of “hazardous substances”, “hazardous wastes”, “infectious wastes”, “hazardous materials” or “toxic substances” now or subsequently regulated under any applicable federal, state or local laws or regulations including, without limitation, oil, petroleum-based products, paints, solvents, lead, cyanide, DDT, printing inks, acids, pesticides, ammonia compounds and other chemical products, asbestos, PCBs and similar compounds, and including any different products and materials which are subsequently found to have adverse effects on the environment or the health and safety of persons.

20.02                 General Prohibition. Except for storage and use of cleaning and office supplies in the ordinary course of Tenant’s business, and at all times in compliance with applicable law, Tenant shall not cause or permit any Hazardous Material to be generated, produced, brought upon, used, stored, treated or disposed of in or about the Premises or the Property by Tenant, its agents, employees, contractors, sublessees or invitees without the prior written consent of Landlord.

20.03                 Indemnification. Tenant shall indemnify, defend and hold Landlord harmless from any and all actions (including, without limitation, remedial or enforcement actions of any kind, administrative or judicial proceedings and orders or judgments, arising out of or resulting therefrom), costs, claims, damages (including, without limitation, punitive damages), expenses (including, without limitation, attorneys’, consultants’, and experts’ fees, court costs and amounts pad in settlement or any claims or actions), fines, forfeitures or other civil, administrative or criminal penalties, injunctive or other relief (whether or not based upon personal injury, property damage, contamination of, or adverse effects upon, the environment, water tables or natural resources), liabilities or liabilities or losses (economic or other) arising from a breach of this prohibition by Tenant, its agents, Qualified Parties, employees, contractors, sublessees or invitees. The indemnification obligations of the Tenant contained in this Subsection 20.03 shall survive the expiration or termination of the Lease.

20.04                 Obligation to Remediate. In the event that Hazardous Materials are discovered upon, in, or under the Premises, and the applicable governmental agency or entity having jurisdiction over the Premises requires the removal of such Hazardous Materials arising out of or related to the use or occupancy of the Premises by Tenant or its agents, affiliates, customers, employees, business associates or assigns, but not those of its predecessors, Tenant shall at its sole cost and expense remove such Hazardous Materials, and perform any remediation or other action required by the applicable governmental agency or reasonably required by Landlord necessary to make full economic use of the Property. Notwithstanding the foregoing, Tenant shall not take any remedial action in or about the Premises or the Property, nor enter into any settlement agreement, consent decree or other compromise with respect to any claims relating to any Hazardous Material in any way connected with the Premises or the Property without first notifying Landlord of Tenant’s intention to do so and affording Landlord the opportunity to appear, intervene or otherwise appropriately assert and protect Landlord’s interest with respect thereto. Tenant immediately shall notify Landlord in writing of: (i) any spill, release, discharge or disposal of any Hazardous Material in, on or under the Premises, the Property or any portion thereof; (ii) any enforcement, cleanup, removal or other governmental or regulatory action instituted, contemplated, or threatened pursuant to any Hazardous Materials Laws; (iii) any claim made or threatened by any person against Tenant, the Premises, or the Property relating to damage, contribution, cost recovery, compensation, loss or injury resulting from or claimed to result from any Hazardous Materials; and (iv) any reports made to any environmental agency arising out of or in connection with any Hazardous Materials in, on or removed from the Premises or the Property, including any complaints, notices, warnings, reports or asserted violations in connection therewith. Tenant also shall supply to Landlord as promptly as possible, and in any event within five (5) business days after Tenant first receives or sends the same, copies of all claims, reports, complaints, notices, warnings or asserted violations relating in any way to the Premises, the Property or Tenant’s use thereof.

20.05                 Survival. Tenant’s breach of any of its covenants or obligations contained in this Article shall constitute a material default under the Lease. The obligations of the Tenant contained in this Article shall survive the expiration or earlier termination of the Lease without any limitation and shall constitute obligations that are independent and severable from Tenant’s covenants and obligations to pay rent under the Lease.

ARTICLE 21 — INTENTIONALLY OMITTED

ARTICLE 22 - MISCELLANEOUS

22.01                 Notices. All notices, demands, approvals, consents, requests for approval or consent or other writings in this Lease provided to be given, made or sent by either party hereto to the other (“Notice”) shall be in writing and shall be deemed to have been fully given, made or sent when made by personal service, nationally- recognized overnight courier, or two (2) business days after deposit in the United States mail, certified or registered and postage prepaid and properly addressed as follows:

To Landlord:                                                                        To Landlord at the address set forth in Article 1 above, with a copy to Landlord’s Management Agent at the address set forth in Article 1 above.

To Tenant:                                                                                   If any Notice is to be given Tenant prior to occupancy, to the address set forth in Section 1.02. If any Notice is to be given Tenant after occupancy, to the Premises; provided, however, if the Premises shall have been vacated, Notice may be posted on the door to the Premises, and to the address set forth in Section 1.02.

The address to which any Notice should be given, made or sent to either party may be changed by written notice given by such party as above provided. Any notice, demand, request or consent to be made by or required of Landlord, may be made and given by Landlord’s Management Agent with the same force and effect as if made and given by Landlord.

22.02                 Brokers. Landlord and Tenant represent and warrant unto each other that each has directly dealt with and only with Landlord’s Management Agent and the Brokers, if any, identified in Article 1 of this Lease as brokers in connection with this Lease, and agree to indemnify and hold harmless each other from and against any and all claims or demands, damages, liabilities and expenses of any type or nature whatsoever arising by reason of the incorrectness or breach of the aforesaid representation or warranty. Landlord agrees to pay the commissions due to the Brokers identified in Article 1 of this Lease pursuant to separate agreements.

22.03                 Benefit. Subject to the provisions of Articles 15 and 16 hereof, all terms, covenants and conditions on this Lease shall be binding upon and inure to the benefit of and shall apply to the respective heirs, executors, administrators, successors, assigns and legal representatives of Landlord and Tenant.

22.04                 Execution and Delivery. The execution of this Lease by Tenant and delivery of the same to Landlord or Landlord’s Management Agent do not constitute a reservation of or option to lease the Premises or an agreement by Landlord to enter into a Lease, and this Lease shall become effective only if and when Landlord executes and delivers a counterpart hereof to Tenant. If Tenant is a corporation, it shall deliver to Landlord concurrently with the delivery to Landlord of an executed Lease, a certified resolution of Tenant’s directors authorizing execution and delivery of this Lease and the performance by Tenant of its obligations hereunder. If Tenant is a partnership, it shall deliver to Landlord concurrently with the delivery to Landlord of an executed Lease, a certified copy of its partnership agreement or other satisfactory evidence of execution and performance authority. Tenant shall not record this Lease or any memorandum or other evidence hereof.

22.05                 Defaults under Other Lease Agreement. If the term of any lease (other than this Lease) made by Tenant for any demised premises in the Building or any other agreement with Landlord shall be terminated or terminable after the making of this Lease, because of any default by Tenant under such other lease or agreement, such fact shall empower Landlord, at Landlord’s sole option, to declare this Lease to be in default by written notice to Tenant.

22.06                 Applicable Law. This Lease shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts and the parties agree that venue is proper in Boston, Massachusetts and the parties hereby submit themselves to the jurisdiction of the courts located therein.

22.07                 Non-Waiver of Defaults. No waiver of any provision of this Lease shall be implied by any failure of Landlord or Tenant to enforce any remedy on account of the violation of such provision, even if such violation be continued or repeated subsequently, and no express waiver shall affect any provision other than the one specified in such waiver and in that event only for the time and in the manner specifically stated. No receipt of monies by Landlord from Tenant after the termination of this Lease will in any way alter the length of the Term of Tenant’s right of possession hereunder or, after the giving of any notice, shall reinstate, continue or extend the Term or affect any notice given Tenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit or after final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of Rent shall not waive or affect said notice, suit or judgment, nor shall any such payment be deemed to be other than on account of the amount due, nor shall the acceptance of Rent be deemed a waiver of any breach by Tenant of any term, covenant or condition of this Lease. No endorsement or statement on any check or any letter accompanying any check or payment of Rent shall be deemed an accord and satisfaction. Landlord may accept any such check or payment without prejudice to Landlord’s right to recover the balance due of any installment or payment of Rent or pursue any other remedies available to Landlord with respect to any existing Defaults. None of the terms, covenants or conditions of this Lease can be waived by either Landlord or Tenant except by appropriate written instrument.

22.08                 Force Majeure. Landlord and Tenant shall not be deemed in default with respect to the failure to perform any of the terms, covenants and conditions of this Lease on Landlord’s or Tenant’s part to be performed, if such failure is due in whole or in part to any strike, lockout, labor dispute (whether legal or illegal), civil disorder, inability to procure materials, failure of power, restrictive governmental laws and regulations, riots, insurrections, war, fuel shortages, accidents, casualties, Acts of God, acts caused directly or indirectly by Tenant (or Tenant’s agents, employees, guests or invitees), or Landlord (or Landlord’s agents, employees, guests or invitees) acts of other tenants or occupants of the Building or any other cause beyond the reasonable control of Landlord or Tenant. In such event, the time for performance by Landlord shall be extended by an amount of time equal to the period of the delay so caused. Landlord shall not be liable to Tenant for any expense, injury, loss or damage resulting from work done in or upon, or the use of, any adjacent or nearby building, land, street, alley or underground vault or passageway.

22.09                 Counterparts. This Lease may be executed in any number of counterparts, and delivery of any counterpart to the other party may occur by electronic or facsimile transmission; each such counterpart shall be deemed an original instrument, but all such counterparts together shall constitute one agreement. An executed Lease containing the signatures (whether original, faxed or electronic) of all the parties, in any number of counterparts, is binding on the parties.

22.10                 Work Letters and Exhibits. Any and all work letters and exhibits attached hereto are hereby incorporated in this Lease by reference.

22.11                 Financial Statements. In the event that Tenant’s financial statements are no longer publicly available, Tenant shall, when requested by Landlord from time to time, furnish a true and accurate audited statement of its financial condition prepared in conformity with either generally accepted accounting principles or International Financial Reporting Standards and in a form reasonably satisfactory to Landlord.

22.12                 Relationship of Parties. Nothing contained in this Lease shall create any relationship between the parties hereto other than that of Landlord and Tenant, and it is acknowledged and agreed that Landlord shall not be deemed to be a partner of Tenant in the conduct of its business, or a joint venturer or a member of a joint or common enterprise with Tenant.

22.13                 Amendments. This Lease contains and embodies the entire agreement of the parties hereto, and no representation, inducements or agreements, oral or otherwise, not contained in this Lease shall be of any force or effect. This Lease may not be modified in whole or in part in any manner other than by an instrument in writing duly signed by both parties hereto.

22.14                 Irrevocable Offer. Tenant acknowledges and agrees that by executing and delivering this Lease to Landlord or Landlord’s agent Tenant has made an offer to Landlord which offer may not be revoked, altered or modified for a period of ten (10) business days and, thereafter, only if Landlord has failed to countersign a copy of this Lease prior to Landlord’s receipt of a written revocation.

22.15                 Bankruptcy. Landlord and Tenant understand that, notwithstanding certain provisions to the contrary contained herein, a trustee or debtor in possession under the United States Bankruptcy Code (“Code”) may have certain rights to assume or assign this Lease. Landlord and Tenant further understand that, in such event, Landlord is entitled under the Code to adequate assurances of future performance of the terms and provisions of this Lease. The parties hereto agree that, with respect to any such assumption or assignment, the term “adequate assurance” shall include at least the following: (1) since the financial condition and resources of Tenant were a material inducement to Landlord in entering into this Lease, in order to assure Landlord that the proposed assignee will have the resources with which to pay all Rent payable pursuant to the terms hereof, any proposed assignee must have, as demonstrated to Landlord’s satisfaction, a net worth (as defined in accordance with generally accepted accounting principles consistently applied) of not less than the net worth of Tenant on the date this Lease became effective, increased by seven percent (7%), compounded annually, for each year from the Commencement Date through the date of the proposed assignment; (2) since Landlord’s asset will be substantially impaired if the trustee in bankruptcy or any assignee of this Lease makes any use of the Premises other than the Permitted Use, any proposed assignee must have been engaged in the conduct of business for the five (5) years prior to any such proposed assignment, which business does not violate the Permitted Use, and such proposed assignee shall continue to engage in the Permitted Use; and (3) any proposed assignee of this Lease must assume and agree to be personally bound by the terms, covenants and provisions of this Lease.

22.16                 Confidentiality. Subject to disclosure requirements of Tenant pursuant to federal, state and foreign securities laws, rules and regulations, including the United Kingdom Listing Authority Listing Rules, Landlord and Tenant shall at all times keep the terms and conditions of this Lease confidential and shall not disclose the terms thereof to any third party, except for its respective accountants, attorneys and other professionals who have a legitimate business reason to know the terms of this Lease. Without limitation to the generality of the foregoing, Tenant shall specifically not release any information about lease rates, concessions, options or rights to any current or prospective tenant or occupant of the Building. Landlord and Tenant hereby acknowledge that the other party may suffer damages in the event of the breach of this paragraph.

22.17                 Construction of Lease. The language in all parts of this Lease shall in all cases be construed as a whole according to its fair meaning and neither strictly for nor against either Landlord or Tenant. Article and Section headings in this Lease are for convenience only and are not to be construed as part of this Lease or in any way defining, limiting, amplifying, construing, or describing the provisions hereof. Time is of the essence of this Lease and every term, covenant and condition hereof. The words “Landlord” and “Tenant,” as herein used, shall include the plural as well as the singular. The neuter gender includes the masculine and feminine. In the event there is more than one person or entity which executes this Lease as Tenant, the obligations to be performed and liability of all such persons and entities shall be joint and several. All of the covenants of Tenant hereunder shall be deemed and construed to be “conditions” as well as “covenants” as though the words specifically expressing or importing conditions were used in each separate instance. Landlord and Tenant agree that in the event any term, covenant or condition herein contained (other than with respect to the payment of Rent) is held to be invalid or void by any court of competent jurisdiction, the invalidity of any such term, covenant or condition shall in no way affect any other term, covenant or condition herein contained.

22.18                 OFAC. Tenant represents and warrants that, to the best of its knowledge, Tenant and all persons and entities having an ownership interest in Tenant, as well as all guarantors of all or any portion of the Lease: (i) are not, and shall not become, a person or entity with whom Lender is restricted from doing business with under regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including, but not limited to, those named on OFAC’s Specially Designated and Blocked Persons list) or under any statute, executive order (including, but not limited to, the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action; (ii) are not knowingly engaged in, and shall not engage in, any dealings or transaction or be otherwise associated with such persons or entities described in (i) above; and (iii) are not, and shall not become, a person or entity whose activities are regulated by the International Money Laundering Abatement and Financial Anti-Terrorism Act of 2001 or the regulations or orders thereunder.

22.19                 Reservation. This Lease does not grant any right to light or air over or above the Building. Landlord excepts and reserves exclusively to itself any and all rights not specifically granted to Tenant under this Lease. Notwithstanding anything to the contrary contained in this Lease, Tenant shall not have any right to use the roof of the Building for any purpose without the prior written approval of Landlord. Landlord reserves the right to make changes to the Property, Building and common areas as Landlord deems appropriate, provided the changes do not materially adversely affect Tenant’s ability to use the Premises for the Permitted Use. This Lease constitutes the entire agreement between the parties and supersedes all prior agreements and understandings related to the Premises, including all lease proposals, letters of intent and other documents. Neither party is relying upon any warranty, statement or representation not contained in this Lease. This Lease may be modified only by a written agreement signed by an authorized representative of Landlord and Tenant.

22.20                 TENANT’S ACKNOWLEDGEMENTS. TENANT ACKNOWLEDGES THAT (1) IT HAS INSPECTED AND ACCEPTS THE PREMISES IN AN “AS IS, WHERE IS” CONDITION WITH ALL FAULTS CONDITION, (2) THE BUILDINGS AND IMPROVEMENTS COMPRISING THE SAME ARE SUITABLE FOR THE PURPOSE FOR WHICH THE PREMISES ARE LEASED AND LANDLORD HAS MADE NO WARRANTY, REPRESENTATION, COVENANT, OR AGREEMENT WITH RESPECT TO THE MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OF THE PREMISES, (3) THE PREMISES ARE IN GOOD AND SATISFACTORY CONDITION, (4) NO REPRESENTATIONS AS TO THE REPAIR OF THE PREMISES, NOR PROMISES (EXPRESS OR IMPLIED) TO ALTER, REMODEL OR IMPROVE THE BUILDING OR PREMISES OR ANY OTHER PART OF THE LAND HAVE BEEN MADE BY LANDLORD (UNLESS AND EXCEPT AS MAY BE SET FORTH IN THE WORK LETTER ATTACHED TO THIS LEASE, IF ONE SHALL BE ATTACHED, OR AS IS OTHERWISE EXPRESSLY SET FORTH IN THIS LEASE), (5) THERE ARE NO REPRESENTATIONS OR WARRANTIES, EXPRESSED, IMPLIED OR STATUTORY, THAT EXTEND BEYOND THE DESCRIPTION OF THE PREMISES, AND (6) NO RIGHTS, EASEMENTS OR LICENSES ARE

ACQUIRED BY TENANT BY IMPLICATION OR OTHERWISE, EXCEPT AS EXPRESSLY SET FORTH IN THIS LEASE.

22.21                 Green Initiatives.

(a)                                 Ratings. Tenant shall cooperate with Landlord in any programs in which Landlord may elect to participate relating to the Building’s (i) energy efficiency, management, and conservation; (ii) water conservation and management; (iii) environmental standards and efficiency; (iv) recycling and reduction programs; and/or (v) safety, which participation may include, without limitation, the Leadership in Energy and Environmental Design (LEED) program and related Green Building Rating System promoted by the U.S. Green Building Council, as well as the Energy Star program promoted by the U.S. Environmental Protection Agency and the U.S. Department of Energy.

(b)                                 Recycling and Efforts by Tenant. Tenant shall use best efforts to recycle by separating waste stream into Single Stream (paper, plastic, metals); dispose of all electronic items (cell phones, computers, etc.) in designated bins; and if Landlord elects to do so in the future, dispose of compostable waste appropriately. Tenant shall also use best efforts to help meet building-wide energy use reduction goals and minimize unnecessary use of electricity, water, heating, and air conditioning, including recommended use of window shades and curtains to keep out summer heat and keep in winter warmth. Tenant shall consider using the energy efficiency products buying pool that Landlord has set up and consider Energy Star or comparably efficient appliances for Tenant’s Premises. All products used by Tenant in making alterations to the Premises shall be consistent with Building standards for using environmentally friendly and recycled materials.

22.22                 IRC. If Landlord is advised by its counsel at any time that any part of the payments by Tenant to Landlord under this Lease may be characterized as other than “rent from real property” under either Section 512(b)(3) of the United States Internal Revenue Code and its regulations (the “Code”) or Section 856(d) of the Code or otherwise as unrelated business taxable income under the Code, then Tenant shall enter into any amendment proposed by Landlord to avoid such income, so long as the amendment does not require Tenant to make more payments or accept fewer services from Landlord, than this Lease provides or impose an undue burden on Tenant.

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IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first above written.

LANDLORD:
SPUS7 HIGH STREET, LP,
a Delaware limited partnership

By:	/s/ Mark Zikakis	1/5/16
Name:	Mark Zikakis	Date
Title:	Vice President

By:	/s/ Claudia Walraven	1/5/16
Name:	Claudia Walraven	Date
Title:	Assistant Vice President

TENANT:		TENANT’S WITNESSES:
ALLIED MINDS, LLC,
a Delaware limited liability company

By:	/s/ Christopher Silva	Witness 1:	/s/ [ILLEGIBLE]
Name:	Christopher Silva
Title:	CEO
Date:	12-31-2015	Witness 2:	/s/ [ILLEGIBLE]

By:	/s/ Joseph A. Pignato	Witness 1:	/s/ [ILLEGIBLE]
Name:	Joseph A. Pignato
Title:	CEO
Date:	12-31-2015	Witness 2:	/s/ [ILLEGIBLE]

RIDER TO LEASE

Landlord and Tenant hereby agree that the following provisions are hereby added to the Lease:

1.                                      Extension Option.

(a)                                 Tenant shall have the right and option to extend the Lease for one (1) additional and consecutive period of three (3) years under the same terms and conditions as stated in the Lease (“Extension Option”), with the exceptions that (a) no further extension options shall exist and (b) monthly rental for such extension term shall be based on the then prevailing market rental rate as determined by Landlord in good faith based on then recent lease extensions within the Building and surrounding buildings and taking into consideration Tenant’s use and financial strength and other relevant factors, but in no event shall be less than the monthly rental in effect for the last month of the Term immediately prior to the extension (“Market Rental Rate”). Following Tenant’s exercise of the Extension Option, Tenant may reject the Extension Option granted herein within ten (10) business days following delivery to Tenant of Landlord’s determination of the Market Rental Rate (“Rate Notice”). The Extension Option shall be exercisable by Tenant, if at all, only by timely delivery to Landlord of written notice of election at least twelve (12) months prior to Expiration Date of the Lease. The option herein granted shall be deemed to be personal to Tenant, and if Tenant subleases any portion of the Premises or otherwise assigns or transfers any interest thereof to another party (other than a Permitted Transferee), such option shall lapse. In the event that Tenant is in default of any term or condition at the time of its exercise notice beyond any applicable notice and grace period, then there shall be no extension of the Lease as provided herein.

(b)                                 If Tenant desires to continue with the extension, but objects to the Market Rental Rate determined by Landlord, then Tenant must object to the same within said ten (10) business day period. No later than five (5) business days thereafter, Landlord and Tenant shall meet in an effort to negotiate, in good faith, the Market Rental Rate applicable to the Premises. If Landlord and Tenant have not agreed upon the Market Rental Rate applicable to the Premises within five (5) business days after meeting, then Landlord and Tenant shall each appoint a broker not later than forty-five (45) days following Landlord’s delivery of the Rate Notice. If Landlord’s broker and Tenant’s broker have failed to agree upon the Market Rental Rate within sixty (60) days following delivery of the Rate Notice, the two (2) appointed brokers shall appoint a third broker (within five (5) business days following the expiration of said sixty (60) day period), and the Market Rental Rate shall be the arithmetic average of two (2) of the three (3) determinations which are the closest in amount, and the third determination shall be disregarded. If either Landlord or Tenant fails to appoint a broker within the prescribed time period, the failing party shall pay to the other party as liquidated damages One Hundred Dollars ($100.00) per day for each day following the deadline that such party fails to appoint a broker, not to exceed Five Hundred Dollars ($500.00). If the two (2) appointed brokers fail to agree upon a third broker, then the parties shall have the local office of the American Arbitration Association appoint the third broker and the parties shall share equally in the cost of such arbitration. Each party shall bear the costs of its own broker, and the parties shall share equally the cost of the third broker, if applicable. Each broker shall have at least ten (10) years’ experience in the leasing of similar commercial buildings in the submarket in which the Building is located and shall be a licensed real estate broker.

2.                                      Amenities. Tenant shall have the right to use the following amenities of the Building: 5-Star Concierge Service, roof deck, conference rooms and gathering rooms within the Building (the “Amenities”), which Amenities Landlord shall make available to Tenant through the Term. Tenant shall have the right to use the Amenities on the same terms generally available to other similarly sized tenants. Notwithstanding the foregoing, the right to use such the Star Center is personal to Tenant and not transferable to any assignee of Tenant’s interests in the Lease or subtenant of the Premises, except to a Permitted Transferee. Only on-site employees of Tenant may use the 5 Star Center. Subject to Section 4.04, the cost of operating, maintaining and repairing the 5 Star Center shall be included in Operating Expenses. Qualified Parties shall not be entitled to use the amenities as set forth herein.

3.                                      Tenant’s Security System. Tenant shall have the right, at Tenant’s sole cost and expense, and subject to the terms and conditions of Article 7 of this Lease, to install Tenant’s own security system (“Tenant’s Security System”) within the Premises. Notwithstanding the foregoing, Tenant’s Security System must (a) be compatible with all applicable Building systems, and Tenant’s Security System shall in no way overload or interfere with any Building systems; (b)

Landlord shall have no obligation to repair Tenant’s Security System; (c) Landlord shall have no liability whatsoever with respect to a failure, or the misuse, of Tenant’s Security System; (d) Tenant shall provide Landlord with copies of applicable keys, card keys, or codes, as the case may be, so that Landlord can access Tenant’s Security System; and, (e) Tenant shall remove Tenant’s Security System upon the expiration or sooner termination of this Lease.

4.                                      Conflict. In the event of any express conflict or inconsistency between the terms of this Rider and the terms of the Lease, the terms of this Rider shall control and govern.

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EXHIBIT A

FLOOR PLAN OF PREMISES

100 HIGHSTREET

Floor 28

11,472 SF

FOR TOURS AND INFORMATION, CONTACT THE LEASING TEAM

David E. Fitzgerald
+1 617 912 7067
david.fitzgerald@cbre-ne.com

Meredith Christensen
+1 617 912 7005
meredith.christensen@cbre-ne.com

Jonathan Freni
+1 617 912 7044
jonathan.freni@cbre-ne.com

CBRE | New England

5-Star Service WORLDWIDE

www.100highstreet.com | www.5-starworldwide.com | 100 High Street, Boston, MA 02110

EXHIBIT B

WORK LETTER

This is the Work Letter referred to in and specifically made a part of the Lease to which this Exhibit B is annexed, covering the Premises, as more particularly described in the Lease. Landlord and Tenant agree as follows:

1.                                      Defined Terms. The following defined terms shall have the meaning set forth below and, unless provided to the contrary herein, the remaining defined terms shall have the meaning set forth in the Lease:

Landlord’s Representative:

To be provided by Landlord as soon as is reasonably practicable after the mutual execution and delivery of this Lease. Landlord has designated Landlord’s Representative as its sole representative with respect to the matters set forth in this Work Letter, who shall have full authority and responsibility to act on behalf of Landlord as required in this Work Letter. Landlord shall not change Landlord’s Representative except upon notice to Tenant’s Representative. Tenant acknowledges that neither Tenant’s architect nor any contractor engaged by Tenant is Landlord’s agent and neither entity has authority to enter into agreements on Landlord’s behalf or otherwise bind Landlord.

Tenant’s Representative:

To be provided by Tenant as soon as is reasonably practicable after the mutual execution and delivery of this Lease. Tenant has designated Tenant’s Representative as its representative with respect to the matters set forth in this Work Letter, who shall have full authority and responsibility to act on behalf of Tenant as required in this Work Letter. Tenant shall not change Tenant’s Representative except upon prior written notice to Landlord’s Representative.

Allowance:

The lesser of (a) Four Hundred One Thousand Five Hundred Twenty and No/100ths Dollars ($401,520.00) (i.e., $35.00 per rentable square foot of space in the Premises); or (b) the actual cost of Tenant’s Work, as defined below.

Construction Management Fee:

None. Notwithstanding the foregoing, within thirty (30) days after receipt of demand therefor, Tenant shall reimburse Landlord for Landlord’s reasonable actual out-of-pocket costs incurred in connection with Tenant’s Work (as defined in Section 7 below below).

General Contractor:

To be determined as soon as is reasonably practicable after the mutual execution and delivery of this Lease, subject however to Landlord’s approval, which approval will not be unreasonably withheld, conditioned or delayed.

2.                                      Landlord’s Work. Tenant accepts the Premises in its current “AS IS” condition and acknowledges that Landlord shall have no obligation to do any work in or on the Premises to render it ready for Tenant’s use or occupancy.

3.                                      Tenant Improvements. The “Tenant Improvements” shall mean as determined by Tenant the interior walls, partitions, doors, door hardware, wall coverings, wall base, counters, lighting fixtures, electrical and telephone wiring, cabling for computers, ceilings, floor and window coverings, HVAC system, fire sprinklers system, and other items of general applicability that Tenant desires to be installed in the interior of the Premises. Tenant shall promptly commence and diligently prosecute to full completion Tenant’s Work (as defined in Section 7 below below) in accordance with the Drawings. The parties agree that no demolition work or other Tenant’s Work shall be commenced on the Premises until such time as Tenant’s Representative has provided to Landlord’s Representative copies of the demolition and building permits required to be obtained from all applicable governmental authorities and all other conditions precedent have been fully satisfied. All materials, work, installations, equipment and decorations of any nature whatsoever brought on or installed in the Premises before the commencement of the Term or during the Term shall be at Tenant’s risk, and neither Landlord nor any party acting on Landlord’s behalf shall be responsible for any damage thereto or loss or destruction thereof due to any reason or cause whatsoever, excluding by reason of Landlord’s gross negligence or willful or criminal misconduct.

4.                                      Drawings. Tenant shall engage and pay for the services of a licensed architect to prepare a space layout, drawings and specifications for all Tenant Improvements (the “Drawings”), which architect shall be subject to Landlord’s Representative’s reasonable approval (the “Architect”); provided, Landlord hereby agrees that Dyer Brown Architects is approved by Landlord. Tenant’s Representative shall devote such time in consultation with the Architect as shall be necessary to enable the Architect to develop complete and detailed architectural, mechanical and engineering drawings and specifications, as necessary, for the construction of Tenant Improvements, showing thereon all Tenant Improvements. Tenant hereby acknowledges and agrees that it is Tenant’s sole and exclusive responsibility to cause the Premises and the Drawings to comply with all applicable laws, including the Americans with Disabilities Act and other ordinances, orders, rules, regulations and requirements of all governmental authorities having jurisdiction thereof.

5.                                      Landlord’s Approval. Tenant’s Representative shall submit to Landlord’s Representative an electronic PDF copy, electronic CAD copy and hard copy of the complete and final Drawings for Tenant Improvements. The Drawings shall be subject to the approval of Landlord’s Representative, which approval shall not be unreasonably withheld or delayed. If Landlord’s Representative should disapprove such Drawings, Landlord’s Representative shall promptly specify to Tenant’s Representative the reasons for its disapproval and Tenant’s Representative shall cause the same to be revised to meet the mutual reasonable satisfaction of Landlord’s Representative and shall resubmit the same to Landlord’s Representative, as so revised.

6.                                      Changes. Tenant’s Representative may request reasonable changes in the Drawings following the approval of Landlord’s Representative; provided, however, that (a) no material change shall be made to the Drawings without Landlord’s Representative’s prior written approval, which approval shall not be unreasonably withheld or delayed; (b) no such request shall effect any structural change in the Building or otherwise render the Premises or Building in violation of applicable laws; (c) Tenant shall pay any additional costs required to implement such change, including, without limitation, architecture and other consultant fees, and increases in construction costs; and (d) such requests shall constitute an agreement by Tenant to any delay in completion caused by Landlord’s reviewing, and processing such change. If Tenant’s Representative requests or causes any change, addition or deletion to the Premises to be necessary after approval of the Drawings, a request for the change shall be submitted to Landlord’s Representative, accompanied by revised plans prepared by the Architect, all at Tenant’s sole expense.

7.                                      Tenant Improvements. It is understood and agreed by the parties that, as hereinafter set forth, Tenant has elected to retain a General Contractor and arrange for the construction and installation of Tenant Improvements itself in a good and workmanlike manner by labor union contractors and subcontractors (“Tenant’s Work”). Tenant’s Representative shall submit to Landlord’s Representative the names of the General Contractor, electrical, ventilation, plumbing and heating subcontractors (hereinafter “Major Subcontractors”), as applicable, for Landlord’s Representative’s reasonable approval, which approval shall not be unreasonably withheld or delayed. If Landlord’s Representative shall reject any Major Subcontractor, Landlord’s Representative shall promptly advise Tenant’s Representative of the reason(s) in writing and, Tenant’s Representative shall choose another Major Subcontractor.

8.                                      Tenant’s Construction of Tenant’s Work.

(a)                                 Payment; Liens. Tenant shall promptly pay any and all costs and expenses in connection with or arising out of the performance of Tenant’s Work and shall furnish to Landlord’s Representative evidence of such payment upon request. Landlord’s Representative shall post and serve notices of non-liability in accordance with applicable laws. In the event any lien is filed against the Building or any portion thereof or against Tenant’s leasehold interest therein, the provisions of Article 7 of the Lease shall apply.

(b)                                 Indemnity. Tenant shall indemnify, defend (with counsel reasonably satisfactory to Landlord and Tenant) and hold Landlord harmless from and against any and all suits, claims, actions, loss, cost or expense (including claims for workers’ compensation, attorneys’ fees and costs) based on personal injury or property damage caused in, or contract claims (including, but not limited to claims for breach of warranty) arising from Tenant’s Work. Tenant shall repair or replace (or, at Landlord’s election, reimburse Landlord for the cost of repairing or replacing) any portion of the Building or item of Landlord’s equipment or any of Landlord’s real or personal property damaged, lost or destroyed in the construction of Tenant’s Work.

(c)                                  Contractors. The Major Subcontractors employed by Tenant and any subcontractors thereof shall be (i) duly licensed in the state in which the Premises are located, and (ii) except as otherwise approved herein, subject to Landlord’s Representative’s prior written reasonable approval, which approval shall not be unreasonably withheld or delayed. On or before ten (10) business days prior to the commencement of any construction activity in the Premises, Tenant and Tenant’s contractors shall obtain and provide Landlord’s Representative with certificates evidencing Workers’ Compensation, public liability and property damage insurance in amounts and forms and with companies reasonably satisfactory to Landlord’s Representative. If Landlord’s Representative should disapprove such insurance, Landlord’s Representative shall specify to Tenant’s Representative the reasons for its disapproval within five (5) business days after delivery of such certificates. Tenant’s agreement with its contractors shall require such contractors to provide daily clean-up of the construction area to the extent such clean-up is necessitated by the construction of Tenant Work, and to take reasonable steps to minimize interference with other tenants’ use and occupancy of the Building. Nothing contained herein shall make or constitute Tenant as the agent of Landlord. Tenant and Tenant’s contractors shall comply with any other reasonable rules, regulations or requirements that Landlord’s Representative may impose.

(d)                                 Use of Common Areas. During the construction period and installation of fixtures period, Tenant shall be allowed to use, at no cost to Tenant, a freight elevator for the purpose of hoisting materials, equipment and personnel to the Premises. Also during the construction period, Tenant shall ensure that the Premises and any portions of the Building and the common areas utilized or accessed by Tenant’s contractors in the course of performing Tenant’s Work are kept in a clean and safe condition at all times. After hours construction activities by Tenant shall require reimbursement to Landlord for its actual reasonable out-of-pocket costs for after-hours supervision. Further, all construction activities shall be conducted so as to use reasonable efforts to minimize interference with the use and occupancy of the Building by the tenants thereof. Such entry shall be deemed to be under all the terms, covenants, provisions and conditions of the Lease.

(e)                                  Coordination. All work performed by Tenant shall be coordinated with Landlord’s Representative. Tenant’s Representative shall timely notify and invite Landlord’s Representative to all construction meetings (with contractors, engineers, architects and others), and supply all documentation reasonably requested by Landlord’s Representative.

(f)                                   Assumption of Risk. All materials, work, installations, equipment and decorations of any nature whatsoever brought on or installed in the Premises pursuant to the provisions of this Work Letter before Tenant occupies the Premises or throughout the Term shall be at Tenant’s risk, and neither Landlord nor any party acting on Landlord’s behalf shall be responsible for any damage thereto or loss or destruction thereof due to any reason or cause whatsoever, excluding by reason of Landlord or such other party’s gross negligence or willful or criminal misconduct.

9.                                      Time Limits. Landlord and Tenant agree that they each desire the Occupancy Date to occur as soon as practicable and shall cooperate to complete and approve the Drawings as soon as reasonably practicable, and in accordance with the time frames set forth below, at which time Tenant shall apply for a building permit for Tenant’s Work. Landlord and Tenant understand and agree that time is of the essence hereunder and, at all times, both Landlord and Tenant will act promptly on any construction-related questions or matters. The following maximum time limits and periods shall be allowed for the indicated matters:

Tenant’s Representative submits Drawings to Landlord’s Representative for review and approval.	On or before 10 business days after the date of mutual execution of this Lease.

Landlord’s Representative notifies Tenant’s Representative and the Architect of its approval of the	On or before 10 business days after the date of Landlord’s Representative’s receipt of the

Drawings with any required changes in detail.	Drawings.

Tenant’s Representative notifies Landlord’s Representative of its selection of Major Subcontractors.	On or before 10 business days after the date of mutual execution of this Lease.

Landlord’s Representative approves/disapproves Tenant’s Major Subcontractors.	On or before 10 business days after the date of Landlord’s Representative’s receipt of the list of Major Subcontractors.

If applicable, Landlord’s Representative and Tenant’s Representative mutually approve the final revised list of Major Subcontractors.	On or before 5 business days after the date of Landlord’s Representative’s receipt of a revised list of Major Subcontractors.

If applicable, Landlord’s Representative and Tenant’s Representative mutually approve the final revised Drawings.	On or before 5 business days after the date of Landlord’s Representative’s receipt of revised Drawings.

Tenant’s Representative submits Drawings for building permit, if applicable.	On or after the date Tenant’s Representative and Landlord’s Representative mutually approve the final, revised Drawings.

Tenant allowed access to the Premises to commence Construction of Tenant Improvements	After providing copies of the building permit(s) and the contractors meeting all of Landlord’s Representative’s insurance requirements.

Notwithstanding anything to the contrary contained herein, the failure on the part of Landlord or Tenant to meet a Time Limit as set forth above, shall in no event constitute an event of default under the Lease.

Except as may be otherwise specifically provided for herein, in all instances where either Tenant’s Representative’s or Landlord’s Representative’s approval is required, if no written notice of disapproval is given within the applicable Time Limit, at the end of such period the applicable party shall be deemed to have given its approval and the next succeeding time period shall commence. Any delay in any of the foregoing dates (including any “re-do”, continuation or abatement of any item due to Tenant’s Representative’s or Landlord’s Representative’s disapproval thereof) shall automatically delay all subsequent deadlines by a like amount of time.

10.                               Allowance. Landlord shall contribute to the costs and expenses of all costs for the planning and design of Tenant Improvements, including all permits, licenses and construction fees and constructing Tenant Work in an amount not to exceed the Allowance. If the final costs for Tenant’s Work exceed the Allowance, those Excess Costs shall be paid by Tenant. Provided this Lease is in full force and effect and Tenant is not in Default hereunder beyond any applicable notice and grace period, Landlord shall pay the Allowance to Tenant consistent with the terms and conditions of this Section. After Tenant’s Work is substantially complete (as provided under Section 11 hereof), Tenant’s Representative may submit to Landlord’s Representative a request in writing for the Allowance which request shall include: (a) “as-built” drawings showing all of Tenant Improvements, (b) a detailed breakdown of Tenant’s final and total construction costs, together with receipted invoices showing payment thereof, (c) a certified, written statement from the Architect that all of Tenant Improvements have been completed in accordance with the Drawings, (d) all required AIA forms, supporting final lien waivers, and releases executed by the Architect, General Contractor, the Major Subcontractors and all subcontractors and suppliers in connection with Tenant Improvements, (e) a copy of a certificate of occupancy or amended certificate of occupancy required with respect to the Premises, if applicable, together with all licenses, certificates, permits and other government authorizations necessary in connection with Tenant Improvements and the operation of Tenant’s business from the Premises, and (f) proof reasonably satisfactory to Landlord’s Representative that Tenant has complied with all of the conditions set forth in this Work Letter and has satisfactorily completed the Tenant Improvements, including, at Landlord’s Representative’s option, a certificate from the General Contractor and Architect after inspection of the Tenant Improvements (“Draw Request”). Upon Landlord’s Representative’s receipt and approval of the Draw Request, Landlord shall pay the balance of the Allowance to Tenant. Payment by Landlord shall be made within thirty (30) days, unless Landlord’s Representative notifies Tenant’s Representative, in writing, of its rejection (and the reasons therefor) of any or all of the Draw Request. To the extent Landlord does not so reject any portion of said Draw Request, Landlord shall timely pay such acceptable portion of the Draw Request.

11.                               Substantial Completion. Tenant Improvements shall be deemed substantially complete when all work called for by the Drawings has been finished and the Premises is ready to be used and occupied by Tenant, even though minor items may remain to be installed, finished or corrected (“Substantial Completion Date” or the “Date of Substantial Completion”). Tenant shall cause the contractors to diligently complete any items of work not completed when the Premises are substantially complete. In the event of any dispute as to substantial completion of Tenant Improvements, the statement of Landlord’s construction manager shall be conclusive. Substantial completion shall have occurred notwithstanding punch list items. Promptly after the Substantial Completion Date, the parties will execute an instrument in the form attached hereto as Exhibit C, setting forth the Commencement Date of the Lease, so that said date is certain and such instrument, when executed, is hereby made a part of this Lease and incorporated herein by reference. UNDER NO CIRCUMSTANCES SHALL A DELAY IN THE SUBSTANTIAL COMPLETION DATE DELAY THE COMMENCEMENT DATE, RENT OR ANY OTHER APPLICABLE DATES OR OBLIGATIONS OF TENANT.

12.                               No Representations or Warranties. Notwithstanding anything to the contrary contained in the Lease or herein, Landlord’s participation in the preparation of the Drawings, the cost estimates for Tenant and the construction of Tenant Improvements and/or Tenant Improvements shall not constitute any representation or warranty, express or implied, that (i) the Drawings are in conformity with applicable governmental codes, regulations or rules or (ii) Tenant Improvements, if built in accordance with the Drawings, will be suitable for Tenant’s intended purpose. Tenant acknowledges and agrees that Tenant Improvements are intended for use by Tenant and the specification and design requirements for such improvements are not within the special knowledge or experience of Landlord. Landlord’s obligations shall be to review the Drawings; and any additional cost or expense required for the modification thereof to more adequately meet Tenant’s use, whether during or after construction thereof, shall be borne entirely by Tenant.

13.                               Tenant’s Entry Prior to Completion Date. If Tenant shall occupy all or any part of the Premises prior to the Rent Commencement Date, all of the covenants and conditions of this Lease, except for the obligation to pay Rent, shall be binding upon the parties hereto in respect to such occupancy. Pursuant to the terms of this Work Letter, Landlord shall permit Tenant or its agents or laborers to enter the Premises at Tenant’s sole risk following the Commencement Date in order to perform through Tenant’s own contractors such work as Tenant may desire. The foregoing license to enter, however, is conditioned upon Tenant’s labor not interfering with any other tenant or its labor, and such entry shall not cause disharmony, interference or union disputes of any nature. Such entry shall be deemed to be under and subject to all of the terms, covenants and conditions of the Lease, and Tenant shall comply with all of the provisions of the Lease which are the obligations or covenants of Tenant, except that the obligation to pay Rent shall not commence until the Rent Commencement Date. In the event that Tenant’s agents or laborers incur any charges from Landlord, including, but not limited to, reasonable charges for use of construction or hoisting equipment on the Building site, such charges shall be deemed an obligation of Tenant and shall be collectible as Rent pursuant to the Lease, and upon default in payment thereof, Landlord shall have the same remedies as for a default in payment of Rent pursuant to the Lease.

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EXHIBIT C

CONFIRMATION OF LEASE TERMS AND DATES

Re:                             Office Building Lease (the “Lease”) dated                     , 2015 between SPUS7 HIGH STREET, LP, a Delaware limited partnership (“Landlord”), and ALLIED MINDS, LLC, a Delaware limited liability company (“Tenant”) for the premises located at 100 High Street, Suite 2800, Boston, Massachusetts 02110 (“Premises”)

The undersigned, as Tenant, hereby confirms as of this               day of                    , 2015, the following:

1.                                      The Substantial Completion Date is hereby deemed to be

2.                                      The Commencement Date is hereby deemed to be

3.                                      The Expiration Date is hereby deemed to be:

4.                                      The Occupancy Date is hereby deemed to be:

5.                                      The rent schedule is:

	Annual	Monthly
Dates	Base Rent / RSF	Installment of Base Rent
–	$60.50	$57,838.00
–	$61.50	$58,794.00
–	$62.50	$59,750.00
–	$63.50	$60,706.00
–	$64.50	$61,662.00
–	$65.50	$62,618.00

6.                                      All alterations and improvements required to be performed by Landlord pursuant to the terms of the Lease to prepare the entire Premises for Tenant’s initial occupancy have been satisfactorily completed. As of the date hereof, Landlord has fulfilled all of its obligations under the Lease. The Lease is in full force and effect and has not been modified, altered, or amended. There are no defaults by Landlord or offsets or credits against Rent.

TENANT:
ALLIED MINDS, LLC,
a Delaware limited liability company

By:
Name:
Title:

EXHIBIT D

RULES AND REGULATIONS

1.             Any sign, lettering, picture, notice, or advertisement installed on or in any part of the Premises and visible from the exterior of the Building, or visible from the exterior of the Premises, shall be installed at Tenant’s sole cost and expense, and in such manner, character and style as Landlord may approve in writing. In the event of a violation of the foregoing by Tenant, Landlord may remove the same without any liability and may charge the expense incurred by such removal to Tenant.

2.             No awning or other projection shall be attached to the outside walls of the Building. No curtains, blinds, shades, or screens visible from the exterior of the Building or visible from the exterior of the Premises, shall be attached to or hung in, or used in connection with any window or door of the Premises without the prior written consent of Landlord. Such curtains, blinds, shades, screens, or other fixtures must be of a quality, type, design and color, and attached in the manner reasonably approved by Landlord.

3.             Tenant, its servants, employees, customers, invitees, and guests shall not obstruct sidewalks, entrances, passages, corridors, vestibules, halls, elevators, or stairways in and about the Building which are used in common with other tenants and their servants, employees, customers, guests, and invitees, and which are not a part of the Premises of Tenant. Tenant shall not place objects against glass partitions or doors or windows which would be unsightly from the Building corridors or from the exterior of the Building and will promptly remove any such objects upon notice from Landlord.

4.             Tenant shall not make excessive noises, cause disturbances or vibrations or use or operate any electrical or mechanical devices that emit excessive sound or other waves or disturbances or create obnoxious odors, any of which may be offensive to the other tenants and occupants of the Building, or that would interfere with the operation of any device, equipment, radio, television broadcasting or reception from or within the Building or elsewhere and shall not place or install any projections, antennas, aerials, or similar devices inside or outside of the Premises or on the Building.

5.             Tenant shall not waste electricity, water, or air conditioning and shall cooperate fully with Landlord to insure the most effective operation of the Building’s heating and air conditioning systems and shall refrain from attempting to adjust any controls other than unlocked room thermostats, if any, installed for Tenant’s use. Tenant shall keep corridor doors closed in the ordinary course of business.

6.             Tenant assumes full responsibility for protecting its space from theft, robbery, and pilferage, which includes keeping doors locked and other means of entry to the Premises closed and secured after normal business hours.

7.             No person or contractor not employed by Landlord shall be used to perform janitorial work, window washing, cleaning, maintenance, repair, or similar work in the Premises without the written consent of Landlord which consent shall not be unreasonably withheld.

8.             In no event shall Tenant bring into the Building firearms, inflammables, such as gasoline, kerosene, naphtha and benzine, or explosives, or any other article of intrinsically dangerous nature. If, by reason of the failure of Tenant to comply with the provisions of this subparagraph, any insurance premium for all or any part of the Building shall at any time be increased, Tenant shall make immediate payment of the whole of the increased insurance premium, without waiver of any of Landlord’s other rights at law or in equity for Tenant’s breach of the Lease.

9.             Tenant shall comply with all applicable federal, state, and municipal laws, ordinances, and regulations, and building rules and shall not directly or indirectly make any use of the Premises which may be prohibited by any of the foregoing or which may be dangerous to persons or property or may increase the cost of insurance or require additional insurance coverage.

10.          Landlord shall have the right to prohibit any advertising by Tenant which in Landlord’s reasonable opinion tends to impair the reputation of the Building or its desirability as a building for office use, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

11.          The Premises shall not be used for cooking, lodging, sleeping, or for any immoral or illegal purpose, except that Tenant shall have the right to operate microwave ovens and coffee makers exclusively for the benefit of its employees.

12.          Tenant and Tenant’s servants, employees, agents, visitors, and licensees shall observe faithfully and comply strictly with the foregoing rules and regulations and such other and further appropriate rules and regulations as Landlord or Landlord’s agent may from time to time adopt. Reasonable notice of any additional reasonable and nondiscriminatory rules and regulations shall be given in such manner as Landlord may reasonably elect.

13.          Unless expressly permitted by the Landlord, no additional locks or similar devices shall be attached to any door or window and no keys other than those provided by the Landlord shall be made for any door. If additional keys are required by the Tenant after Tenant’s initial occupancy, the Landlord may provide the same upon payment by the Tenant. Upon termination of the Lease or of the Tenant’s possession, the Tenant shall surrender all keys of the Premises and shall explain to the Landlord all combination locks on safes, cabinets and vaults.

14.          Any carpeting cemented down by Tenant shall be installed with a releasable adhesive. In the event of a violation of the foregoing by Tenant, Landlord may charge the expense incurred by such removal to Tenant.

15.          The water and wash closets, drinking fountains, and other plumbing fixtures shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags, coffee grounds, or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by the Tenant who, or whose servants, employees, agents, visitors, or licensees shall have caused the same. No person shall waste water by interfering or tampering with the faucets or otherwise.

16.          No electric circuits for any purpose shall be brought into the leased Premises without Landlord’s written permission specifying the manner in which same may be done.

17.          No bicycle or other vehicle, and no dog or other animal (other than guide dogs for sightless people) shall be allowed in offices, halls, corridors, or elsewhere in the building, except as required by law.

18.          Tenant shall not throw anything out of the door or windows, or down any passageways or elevator shafts.

19.          All loading, unloading, receiving, or delivery of goods or supplies, or disposal of garbage or refuse shall be made only through entryways and freight elevators provided for such purposes and indicated by Landlord. Tenant shall be responsible for any damage to the building or the property of its employees or others and injuries sustained by any person whomsoever resulting from the use or moving of such articles in or out of the Premises, and shall make all repairs and improvements required by Landlord or governmental authorities in connection with the use or moving of such articles.

20.          All safes, equipment, or other heavy articles shall be carried in or out of the Premises only at such time and in such manner as shall be prescribed in writing by Landlord, and Landlord shall in all cases have the right to specify the proper position of any such safe, equipment, or other heavy article, which shall only be used by Tenant in a manner which will not interfere with or cause damage to the Premises or the Building in which they are located, or to the other tenants or occupants of said Building. Tenant shall be responsible for any damage to the Building or the property of its employees or others and injuries sustained by any person whomsoever resulting from the use or moving of such articles in or out of the Premises, and shall make all repairs and improvements required by Landlord or governmental authorities in connection with the use or moving of such articles.

21.          Canvassing, soliciting, and peddling in the Building is prohibited and each Tenant shall cooperate to prevent the same.

22.          Vending machines shall not be installed without permission of the Landlord, except for those vending machines used exclusively by Tenant’s employees.

23.          Wherever in these Building Rules and Regulations the word “Tenant” occurs, it is understood and agreed that it shall mean Tenant’s associates, agents, clerks, servants, and visitors. Wherever the word “Landlord” occurs, it is understood and agreed that it shall mean Landlord’s assigns, agents, clerks, servants, and visitors.

24.          Upon notice to Tenant as provided in the Lease, Landlord shall have the right to enter upon the Premises at all reasonable hours for the purpose of inspecting the same.

25.          Upon notice to Tenant as provided in the Lease, Landlord shall have the right to enter the Premises at hours convenient to the Tenant for the purpose of exhibiting the same to prospective tenants within the one year period prior to the expiration of the Lease.

26.          At all times the Building shall be in charge of Landlord’s employee in charge and (a) persons may enter the Building only in accordance with Landlord’s regulations, (b) persons entering or departing from the Building may be questioned as to their business in the Building, and the right is reserved to require the use of an identification card or other access device and the registering of such persons as to the hour of entry and departure, nature of visit, and other information deemed necessary for the protection of the Building, and (c) all entries into and departures from the Building will take place through such one or more entrances as Landlord shall from time to time designate; provided, however, anything herein to the contrary notwithstanding, Landlord shall not be liable for any lack of security in respect to the Building whatsoever. Landlord will normally not enforce clauses (a), (b), and (c) above from 7:00 a.m. to 6:00 p.m., Monday through Friday, and from 8:00 a.m. to 1:00 p.m. on Saturdays, but it reserves the right to do so or not to do so at any time at its sole discretion. In case of invasions, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building during the continuance of the same by closing the doors or otherwise, for the safety of the tenants or the protection of the Building and the property therein. Landlord shall in no case be liable for damages for any error or other action taken with regard to the admission to or exclusion from the Building of any person.

27.          All entrance doors to the Premises shall be locked when the Premises is not in use. All corridor doors shall also be closed during times when the air conditioning equipment in the Building is operating so as not to dissipate the effectiveness of the system or place an overload thereon.

28.          Landlord reserves the right at any time and from time to time to rescind, alter, or waive, in whole or in part, any of these Rules and Regulations when it is deemed necessary, desirable, or proper, in Landlord’s reasonable judgment, for its best interest or for the best interest of the tenants of the Building subject to the terms hereof.

29.          Tenant, its servants, employees, customers, invitees, and guests shall not smoke in the Building.

30.          Tenant may install a Wireless Fidelity Network (or similar system) (“Wi-Fi Network”) for intranet, internet, or communications purposes within its Premises. Such Wi-Fi Network may not interfere with the use of any other space within the Building. Should any interference occur, Tenant shall take all necessary steps as soon as commercially practicable and no later than three (3) calendar days following discovery of such occurrence to correct such interference. Tenant acknowledges that Landlord has granted and/or may grant leases, licenses and/or other rights to other tenants and occupants of the Building and to telecommunication service providers.

31.          Tenant shall reasonably cooperate with Landlord in any programs in which Landlord may elect to participate relating to the Building’s (i) energy efficiency, management, and conservation; (ii) water conservation and management; (iii) environmental standards and efficiency; (iv) recycling and reduction programs; and/or (v) safety, which participation may include, without limitation, the Leadership in Energy and Environmental Design (LEED) program and related Green Building Rating System promoted by the U.S. Green Building Council, as well as the Energy Star program promoted by the U.S. Environmental Protection Agency and the U.S. Department of Energy.

32.          At all times during the Term of the Lease, Tenant shall ensure that all wiring and cabling that it installs within the Premises or Building complies with all provisions of local fire and safety codes, as well as with the National Electric Code. Further, upon the expiration or sooner termination of the Term, Tenant shall remove all wiring and cabling within the Premises and the Building (including the plenums, risers and rooftop) placed there by or at the direction of Tenant, unless excused in writing by Landlord.

33.          Tenant will ensure that all deliveries to the Premises are coordinated with property management and made through such entrances, elevators and corridors and at such times as may from time to time be designated by Landlord. Such deliveries may not be made through any of the main entrances to the Building with Landlord’s prior permission. Tenant will use or cause to be used, in the Building, hand trucks or other conveyances equipped with rubber tires and rubber side guards to prevent damage to the Building or property in the Building. Tenant will promptly pay Landlord the cost of repairing any damage to the Building caused by any person making deliveries to the Premises.

34.          Tenant will ensure that furniture and equipment and other bulky matter being moved to or from the Premises are moved through such entrances, elevators and corridors and at such times as may from time to time be designated by Landlord, and by movers or a moving company reasonably approved by Landlord. Tenant will promptly pay Landlord the cost of repairing any damage to the Building caused by any person moving any such furniture, equipment or matter to or from the Premises.

35.          Tenant requirements and requests for services or work will be considered only following written application to property management. Building employees shall not be requested to perform, and shall not be requested by any tenant to perform, any work outside of regular duties, unless under specific instructions from Landlord.

36.          No weapons, including firearms, are allowed in the common areas or within the Premises.

37.          All vendors, suppliers, workers, service providers, movers and delivery personnel entering the Building at the request of Tenant or its agents must satisfy the Building’s insurance requirements.

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EXHIBIT E

LEASE ESTOPPEL CERTIFICATE

Landlord:	SPUS7 HIGH STREET, LP, a Delaware limited partnership
Tenant:	ALLIED MINDS, LLC, a Delaware limited liability company
Premises:	100 High Street, Suite 2800, Boston, Massachusetts 02110
Area:	Approximately 11,472 Rentable Square Feet
Lease Date:

The undersigned Landlord and Tenant of the above-referenced lease (the “Lease”) hereby ratify the Lease and certify to Lender as mortgagee of the Real Property of which the premises demised under the Lease (the “Premises”) is a part, as follows:

That the term of the Lease commenced on               , 20   and Tenant is in full and complete possession of the Premises demised under the Lease and has commenced full occupancy and use of the Premises, such possession having been delivered by the original landlord and having been accepted by Tenant.

That the Lease calls for monthly rent installments of $                 which Tenant last paid on the       day of                , 20  .

That no advance rental or other payment has been made in connection with the Lease, except rental for the current month, there is no “free rent” or other concession under the remaining term of the Lease and the rent has been paid to and including                , 20  .

That a security deposit in the amount of $                 is being held by Landlord, which amount is not subject to any set-off or reduction or to any increase for interest or other credit due to Tenant.

That, to Tenant’s knowledge, all obligations and conditions under said Lease to be performed to date by Landlord or Tenant have been satisfied, free of defenses and set-offs including all construction work in the Premises.

That, to Tenant’s knowledge, the Lease is a valid lease and in full force and effect and represents the entire agreement between the parties; that there is no existing default on the part of Landlord or Tenant in any of the terms and conditions thereof and no event has occurred which, with the passing of time or giving of notice or both, would constitute an event of default; and that said Lease has: (initial one)

( ) not been amended, modified, supplemented, extended, renewed or assigned.

( ) been amended, modified, supplemented, extended, renewed or assigned as follows by the following described agreements:

The Lease term will expire on                                   , and there are          renewal options. Tenant has no purchase options or rights of first refusal under the Lease to purchase the Building. Tenant has no rights of first offer or first refusal or other right to lease additional space in the Building. Tenant has no cancellation rights (except with respect to Landlord’s default or casualty or condemnation) under the Lease.

That Landlord has not rebated, reduced or waived any amounts due from Tenant under the Lease, either orally or in writing, nor has Landlord provided financing for, made loans or advances to, or invested in the business of Tenant other than the Allowance.

That, to Tenant’s knowledge, there is no apparent or likely contamination of the Real Property or the Premises by Hazardous Materials, and Tenant does not use, nor has Tenant disposed of, Hazardous Materials except for storage and use of cleaning and office supplies in the ordinary course of Tenant’s business, and in compliance with all applicable laws, and Tenant does not use, nor has Tenant disposed of, Hazardous Materials in violation of Environmental Laws on the Real Property or the Premises.

Additional rent for operating, maintenance, repair expenses, property taxes and assessments and other such expenses and charges (collectively, the “Operating Expenses”) is payable as provided in the Lease and has been paid in accordance with Landlord’s rendered bills through                               .

Tenant is required to pay         percent (       %) of all Operating Expenses. The next payment of estimated Operating Expenses is due on                     in the amount of $                               .

That there are no actions, voluntary or involuntary, pending against Tenant under the bankruptcy laws of the United States or any state thereof.

That this certification is made knowing that Lender is relying upon the representations herein made.

TENANT:	TENANT’S WITNESSES:
ALLIED MINDS, LLC,
a Delaware limited liability company

By:	Witness 1:
Name:
Title:
Date:	Witness 2:

Execution Copy

Exhibit B

Furniture

Office furniture located on the Premises as of the Sublease Commencement Date, which includes those items shown on the “Allied Minds — Furniture Inventory” attached hereto.

Execution Copy

Exhibit C

Letter of Credit Requirements

The Letter of Credit (i) shall be irrevocable and shall be issued by a commercial bank that has a financial condition reasonably acceptable to Sublandlord and has an office in Boston, Massachusetts that accepts requests for draws on the Letter of Credit, (ii) shall require only the presentation to the issuer of a certificate of the holder of the Letter of Credit stating that Sublandlord is entitled to draw on the Letter of Credit pursuant to the terms of the Sublease, (iii) shall be payable to Sublandlord or its successors in interest as the Sublandlord and shall be freely transferable without cost to any such successor or any lender holding a collateral assignment of Sublandlord’s interest in the Sublease, (iv) shall be for an initial term of not less than one year and contain a provision that such term shall be automatically renewed for successive one-year periods unless the issuer shall, at least forty five (45) days prior to the scheduled expiration date, give Sublandlord notice of such nonrenewal, and (v) shall otherwise be in form and substance reasonably acceptable to Sublandlord. Notwithstanding the foregoing, the term of the Letter of Credit for the final period shall be for a term ending not earlier than the date forty five (45) days after the last day of the Sublease Term. In the event that the issuer ceases to be reasonably acceptable to Sublandlord, due to a deterioration in its financial condition or change in status that threatens to compromise Sublandlord’s ability to draw on the Letter of Credit as determined in good faith by Sublandlord, then Subtenant shall provide a replacement Letter of Credit from an issuer satisfying the terms of this Exhibit within thirty (30) days after Sublandlord’s written notice of such event. Capitalized terms used but not defined herein shall have the meanings given in the Sublease.

Sublandlord shall be entitled to draw upon the Letter of Credit for its full amount or any portion thereof if (a) a Sublease Default occurs under the Sublease, and for so long thereafter as such Sublease Default remains uncured, or (b) not less than thirty (30) days before the scheduled expiration of the Letter of Credit, Subtenant has not delivered to Sublandlord a new Letter of Credit in accordance with this Exhibit or amendment extending the term of the Letter of Credit. Without limiting the generality of the foregoing, Sublandlord may, but shall not be obligated to, draw on the Letter of Credit from time to time in the event of a bankruptcy filing by or against Subtenant and/or to compensate Sublandlord, in such order as Sublandlord may determine, for all or any part of any unpaid rent, any damages arising from any termination of the Sublease in accordance with the terms of the Sublease, and/or any damages arising from any rejection of the Sublease in a bankruptcy proceeding commenced by or against Subtenant. Sublandlord shall only draw and apply the amount so drawn to the extent reasonably necessary to cure the Sublease Default.

Any amount of the Letter of Credit drawn in excess of the amount reasonably necessary to so cure any such Sublease Default shall be held by Sublandlord as a cash security deposit for the performance by Subtenant of its obligations under the Sublease. Any cash security deposit may be mingled with other funds of Sublandlord and no fiduciary relationship shall be created with respect to such deposit, nor shall Sublandlord be liable to pay Subtenant interest thereon. If a Sublease Default occurs, Sublandlord may, but shall not be obliged to, apply the cash security deposit to the extent reasonably necessary to cure the same. After any such application by Sublandlord of the Letter of Credit or cash security deposit, as the case may be, Subtenant shall reinstate the Letter of Credit to the amount originally required to be maintained under the Sublease, upon demand. Provided that Subtenant is not then in default under the Sublease, and no condition exists or event has occurred which after the expiration of any applicable notice or cure period would constitute such a default, within forty five (45) days after the later to occur of (i) the payment of the final Sublease Rent due from Subtenant or (ii) the later to occur of the Sublease Expiration Date or the date on which Subtenant surrenders the Subleased Premises to Sublandlord as required in the Sublease, the Letter of Credit and any cash security deposit, to the extent not applied, shall be returned to the Subtenant, without interest.

Subtenant further covenants that it will not assign or encumber or attempt to assign or encumber the Letter of Credit or the monies deposited herein as security, and that neither Sublandlord nor its successors or assigns shall be bound by any assignment, encumbrance, attempted assignment or attempted encumbrance.

Execution Copy

EXHIBIT D

Form of Letter of Credit

[SEE ATTACHED]

STANDBY LETTER OF CREDIT

DRAFT of Standby Letter of Credit

Draft for discussion purposes only

begin format

BENEFICIARY:                                                                          Letter of Credit number: 2010100000XX

BENEFICIARY                                                                             Date: xx/xx/xx

BENEFICIARY

BENEFICIARY

BENEFICIARY

Attn: Building Manager

Ladies and Gentlemen:

At the request and for the account of APPLICANT NAME AND ADDRESS, we hereby establish our standby letter of credit number 2010100000XX in your favor in the amount of U.S. dollars and cents (USD) (hereinafter the “maximum amount”) available with us at our office listed below, by payment of your draft(s) drawn on us at sight accompanied by the following:

1.         The original of this letter of credit and all amendments (if any).

2.         Statement purportedly signed by the beneficiary stating the following: “This demand is pursuant to the lease dated xx/xx/xx by and between the applicant and the beneficiary.”

Partial drawings under this letter of credit are permitted. We shall, after each presentation of this letter of credit, return the same to you, making this letter of credit to show the amount paid by us and the date of such payment.

Each draft must be marked “Drawn under Pacific Western Bank Letter of Credit number 2010100000XX.”

This letter of credit expires at our office listed below at 5 p.m. eastern time on              .

Notwithstanding the foregoing, this letter of credit shall be automatically extended for a period of one year unless at least thirty (30) calendar days prior to any expiration date we have sent written notice to your above address by courier that we elect not to renew this letter of credit for such additional period. In any event, this letter of credit will not be extended beyond FINAL EXPIRY DATE.

Notwithstanding any provision herein to the contrary, our aggregate obligation to honor such drafts shall not exceed the maximum amount, as reduced by prior draws or automatic reductions hereunder.

If any instructions accompanying a drawing under this letter of credit request that payment is to be made by transfer to an account with us or at another bank, we and/or such other bank may rely on an account number specified in such instructions even if the number identifies a person or entity different from the intended payee.

475 Fifth Avenue, 18th Floor, N.Y. 10017

This Letter of Credit is transferable one or more times, but in each instance to a single transferee and only in the full amount available to be drawn under the Letter of Credit at the time of such transfer. Any such transfer may be effected only through ourselves and only upon presentation to us at our below-specified office of a duly executed instrument of transfer in the format attached hereto as Exhibit A together with the original of this letter of credit. Each transfer shall be evidenced by our endorsement on the reverse of the original of this letter of credit, and we shall deliver the original of this letter of credit so endorsed to the transferee. Without prejudice to the foregoing, such transfer shall be permitted without our approval, provided that such transfer is not in favor of any person or entity identified on a then-current list of specially Designated Nationals and Blocked Persons provided by the Office of Foreign Assets Control of the U.S. Department of the Treasury. All charges in connection with any transfer under this letter of credit shall be paid by the beneficiary at the time written notice of a transfer is submitted.

This letter of credit shall be promptly surrendered to us by you (or any subsequent transferee) upon expiration.

Except so far as otherwise expressly stated, this documentary credit is subject to Uniform Customs and Practice for Documentary Credits, 2007 revision, International Chamber of Commerce Publication No. 600.

We engage with you that each draft drawn under and in compliance with the terms of this letter of credit will be duly honored on delivery of the specified documents, if presented at this office during regular business hours: 475 Fifth Avenue, 18th Floor, New York, N.Y. 10017 Attn:Trade Finance Dept.

Very truly yours,

Pacific Western Bank

end format

Agreed to and accepted by:

APPLICANT